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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐
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☐	Soliciting Material Pursuant to §240.14a-12

HELMERICH & PAYNE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1437 South Boulder Avenue
Tulsa, Oklahoma 74119

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of Helmerich & Payne, Inc. (the "Company"), will be held at Boulder Towers, Granite Room, First Floor, 1437 South Boulder Avenue, Tulsa, Oklahoma, at 12:00 noon, Tulsa time, on Wednesday, March 7, 2012, for the following purposes:

  1.
  To elect three Directors comprising the class of Directors of the Company known as the "Third Class" for a three-year term expiring in 2015.

  2.
  To ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal 2012.

  3.
  To cast an advisory vote to approve the compensation of our executives disclosed in this proxy statement.

  4A.
  To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to implement a declassification of the Board of Directors over a three-year period beginning with the election of the class of Directors known as the "First Class" for a one-year term at the Company's 2013 Annual Meeting of Stockholders.

  4B.
  To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to provide that from and after the 2015 Annual Meeting of Stockholders, Directors may be removed by the stockholders with or without cause.

  5.
  To consider and transact any other business which properly may come before the meeting or any adjournment thereof.

In accordance with the By-laws, the close of business on January 10, 2012, has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, said meeting. The stock transfer books will not close.

The Company's proxy statement is submitted herewith and is first being sent or given to the stockholders on or about                        , 2012. The Annual Report for the year ended September 30, 2011, accompanies this proxy statement.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON, BUT WISH THEIR STOCK TO BE VOTED ON MATTERS TO BE TRANSACTED, ARE URGED TO SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. YOU ALSO HAVE THE OPTION OF VOTING YOUR SHARES ON THE INTERNET OR BY TELEPHONE. VOTING INSTRUCTIONS ARE PRINTED ON YOUR PROXY. IF YOU VOTE BY INTERNET OR BY TELEPHONE, YOU DO NOT NEED TO MAIL BACK YOUR PROXY. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

STEVEN R. MACKEY Secretary
Tulsa, Oklahoma , 2012

1437 South Boulder Avenue
Tulsa, Oklahoma 74119

 PROXY STATEMENT

General Information

        The enclosed proxy is being solicited by and on behalf of the Board of Directors of Helmerich & Payne, Inc., and will be voted at the Annual Meeting of Stockholders on March 7, 2012. This proxy statement and the accompanying proxy, together with the Annual Report for the year ended September 30, 2011, are first being sent or given to stockholders on or about                        , 2012.

        Throughout this proxy statement, Helmerich & Payne, Inc. is referred to as the "Company," "we," "our" or "us."

        Any stockholder giving a proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivery of a later-dated proxy.

        The cost of this solicitation will be paid by us. In addition, arrangements may be made with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by our officers and employees who will not be additionally compensated therefor.

        At the close of business on December 9, 2011, there were 107,549,673 issued and outstanding shares of our common stock, the holders of which are entitled to one vote per share on all matters. We have no other class of securities entitled to vote at the meeting. Only stockholders of record at the close of business on January 10, 2012, will be entitled to vote at the Annual Meeting.

Security Ownership of Certain Beneficial Owners

        The following table sets forth the name and address of each of our stockholders who, to our knowledge, beneficially owns more than 5% of our common stock, the number of shares beneficially owned by each, and the percentage of outstanding stock so owned, as of December 9, 2011.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	State Farm Mutual Automobile Insurance Company One State Farm Plaza Bloomington, Illinois 61710	8,283,428 (1)	7.70%
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	6,322,016 (2)	5.88%

(1)
This information is based upon State Farm Mutual Automobile Insurance Company's Schedule 13G Amendment filed with the SEC on February 8, 2011. Of the shares reported as beneficially owned, State Farm Mutual Automobile Insurance Company has sole voting and dispositive power over 8,257,200 shares and shared voting and dispositive power over 26,228 shares.

(2)
This information is based on The Vanguard Group, Inc.'s Schedule 13G filed with the SEC on February 10, 2011. Of the shares reported as beneficially owned, The Vanguard Group, Inc. has sole dispositive power over 6,190,984 shares, shared dispositive power over 131,032 shares, and sole voting power over 131,032 shares.

Security Ownership of Management

        The following table sets forth the total number of shares of common stock beneficially owned by each of the present Directors and nominees, our Chief Executive Officer ("CEO") and all other executive officers named in the Summary Compensation Table, and all Directors and executive officers as a group, and the percent of the outstanding common stock so owned by each as of December 9, 2011.

Directors and Named Executive Officers	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
W. H. Helmerich, III	Common Stock	2,099,915 (3)	1.95%
Hans Helmerich	Common Stock	1,903,354 (4)	1.75%
John W. Lindsay	Common Stock	392,753 (5)
Steven R. Mackey	Common Stock	142,930 (6)
Juan Pablo Tardio	Common Stock	28,292 (7)
Hon. Francis Rooney	Common Stock	94,028 (8)
John D. Zeglis	Common Stock	52,546 (9)
William L. Armstrong	Common Stock	48,546 (10)
Edward B. Rust, Jr.	Common Stock	45,346 (11)
Paula Marshall	Common Stock	31,588 (12)
Randy A. Foutch	Common Stock	18,230 (13)
Donald F. Robillard, Jr.	Common Stock	—
All Directors and Executive Officers as a Group	Common Stock	4,857,528 (14)	4.45%

(1)
Unless otherwise indicated, all shares are owned directly by the named person, and he or she has sole voting and investment power with respect to such shares. Shares owned include restricted shares over which the named person has voting but not investment power. Stock options held by the named person include options exercisable within 60 days of December 9, 2011.

(2)
Percentage calculation not included if beneficial ownership is less than one percent of class.

(3)
Includes 124,000 shares owned by The Helmerich Foundation, an Oklahoma charitable trust, for which Mr. Helmerich is Trustee, and 40,000 shares owned by Ivy League, Inc., of which Mr. Helmerich is President and Director. Mr. Helmerich possesses sole voting and investment power over all indirectly owned shares.

(4)
Includes options to purchase 1,000,000 shares; 36,666 restricted shares; 21,532 shares fully vested under our 401(k) Plan; 37,470 shares owned by Mr. Helmerich's wife and 39,300 shares held by Mr. Helmerich's children, with respect to which he has disclaimed all beneficial ownership; 29,600 shares held by Mr. Helmerich as Trustee for various trusts for members of his immediate family, as to which he has sole voting and investment power; 4,000 shares held by Mr. Helmerich as a Co-trustee for a family trust for which he shares voting and investment power; and 35,000 shares held by The Helmerich Trust, an Oklahoma charitable trust, for which Mr. Helmerich is a Co-trustee, and for which he shares voting and investment power.

(5)
Includes options to purchase 293,500 shares; 36,166 restricted shares; and 9,253 shares fully vested under our 401(k) Plan.

(6)
Includes options to purchase 96,500 shares; 16,750 restricted shares; and 3,597 shares fully vested under our 401(k) Plan.

(7)
Includes options to purchase 8,000 shares; 14,334 restricted shares; and 1,125 shares fully vested under our 401(k) Plan.

(8)
Includes options to purchase 28,028 shares and 66,000 shares held by entities controlled by Mr. Rooney

(9)
Includes options to purchase 38,546 shares.

(10)
Includes options to purchase 38,546 shares.

(11)
Includes options to purchase 38,546 shares.

(12)
Includes options to purchase 31,188 shares.

(13)
Represents options to purchase 18,230 shares.

(14)
Includes options to purchase 1,591,084 shares; 103,916 restricted shares; and 35,507 shares fully vested under our 401(k) Plan.

 PROPOSAL 1 — ELECTION OF DIRECTORS

        Our Board of Directors ("Board") is divided into three classes — First Class, Second Class, and Third Class — whose terms expire in different years. The terms of the Directors of the Third Class expire this year, and their successors are to be elected at this Annual Meeting. The terms of the Directors of the First Class and the Second Class do not expire until 2013 and 2014, respectively, and consequently their successors are not to be elected at this Annual Meeting. Upon the conclusion of this Annual Meeting, the First and Third Classes of Directors will be comprised of three Directors each, and the Second Class of Directors will be comprised of two Directors.

        The Directors belonging to the First Class and the Second Class, which are not coming up for election at this meeting, and Nominees for Directors of the Third Class, are set forth below. The information that follows, including principal occupation or employment for the past five or more years and a summary of each individual's experience, qualifications, attributes or skills that have led to the conclusion that each individual should serve as a Director in light of our current business and structure, is furnished with respect to each nominee and each of the continuing members of our Board.

Directors of the First Class

Hans Helmerich — Mr. Helmerich, age 53, has served as President and Chief Executive Officer of the Company since 1989, and he holds positions of President and Chief Executive Officer of subsidiary companies. He has been a Director of the Company since 1987 and Chairman of the Board since January 10, 2012. Mr. Helmerich is a director of Atwood Oceanics, Inc., a publicly traded company engaged in the business of international offshore drilling, and Cimarex Energy Co., a publicly traded energy exploration and production company. He is also a trustee of The Northwestern Mutual Life Insurance Company. He is a graduate of Dartmouth College and completed the Harvard Business School Program for Management Development. Mr. Helmerich, the son of Mr. W. H. Helmerich, III, has worked for the Company since 1981. The Board believes that Mr. Helmerich brings to the Board and the Company in-depth experience as a business executive in the contract drilling industry. For over 20 years, as CEO, Mr. Helmerich has provided continuity of leadership and strategic vision which has resulted in the Company's significant growth and outstanding peer performance.

Paula Marshall — Ms. Marshall, age 58, has served as a Director of the Company since 2002. She has served since 1984 as the Chief Executive Officer of The Bama Companies, Inc., a major bakery product manufacturing company with multiple facilities in the U.S. and China. She was a Director of publicly held BOK Financial Corporation from 2003 to 2009, and prior thereto served as a Director of the Federal Reserve Bank of Kansas City and American Fidelity Corporation (insurance holding company). In 2001, Ms. Marshall chaired the Tulsa Chamber of Commerce. Through her company leadership expertise, business background and entrepreneurial experience, the Board believes Ms. Marshall brings to the Board and the Company meaningful input and advice.

Randy A. Foutch — Mr. Foutch, age 60, has served as a Director of the Company since 2007. In 2007, Mr. Foutch founded Laredo Petroleum, Inc., a publicly traded Mid-Continent focused oil and natural gas exploration and production company, where he serves as Chairman of the Board and Chief Executive Officer. He also founded Latigo Petroleum, Inc. in 2002 and served as its President and Chief Executive Officer until its sale to Pogo Producing Company in May 2006. In 1996, Mr. Foutch founded Lariat Petroleum, Inc. and served as its President until January 2001, when it was sold to Newfield Exploration, Inc. Since 2006, Mr. Foutch has been serving as a Director of Bill Barrett Corporation, a publicly traded exploration and production company. Mr. Foutch also serves on several nonprofit and private industry boards. As a result of Mr. Foutch's service as a chief executive officer and in other executive positions and as a director of several oil and gas exploration and development companies, the Board believes that he provides valuable business, leadership and management experience and insights into many aspects of the oil, natural gas and contract drilling industries.

Directors of the Second Class

John D. Zeglis — Mr. Zeglis, age 64, has served as a Director of the Company since 1989. From 1999 until his retirement in 2004, Mr. Zeglis served as Chief Executive Officer and Chairman of the Board of AT&T Wireless Services, Inc. He served as President of AT&T Corporation from December 1997 to July 2001, Vice Chairman from June 1997 to November 1997, General Counsel and Senior Executive Vice President from 1996 to 1997 and Senior Vice President and General Counsel from 1986 to 1996. Mr. Zeglis is presently a Director of State Farm Mutual Automobile Corporation and Telstra Limited. He is a former Director of Georgia-Pacific Corporation (2001-2005), Sara Lee Corporation (1998-2000) and Illinois Power Company (1992-1996). Through his past service as a chief executive officer at a major corporation and service as a Director of large, publicly traded multi-national corporations, Mr. Zeglis brings to the Board large company leadership, expertise and experience in many areas including corporate governance, and general business and financial strategic oversight. The Board believes Mr. Zeglis provides significant insight and guidance to the Board and the Company and has the necessary expertise with respect to executive compensation matters to serve as the Chairman of the Human Resources Committee of the Board of Directors.

William L. Armstrong — Mr. Armstrong, age 74, has served as a Director of the Company since 1992. He has been the President of Colorado Christian University since 2006 and has been Chairman of the Board of Trustees of Denver-based Oppenheimer Funds since 2003. Mr. Armstrong has started or purchased a number of private firms including four mortgage banking firms and was formerly the Chairman of Cherry Creek Mortgage Company (from 1990-2009). Mr. Armstrong has been a Director of six public companies and chairman/owner/operator of thirteen private companies, including radio and television stations, a daily newspaper, investment firms, a real-estate brokerage company, and a title insurance company. Mr. Armstrong also served in the U.S. House of Representatives from 1972-1978 and the U.S. Senate from 1978 to 1990. The Board believes that Mr. Armstrong's diverse and extensive business experience provides the Board and the Company with unique knowledge and perspective on a wide variety of matters, including corporate governance. The Board believes Mr. Armstrong's background provides the necessary expertise to serve as the Chairman of the Nominating and Corporate Governance Committee of the Board of Directors.

Nominees for Directors of the Third Class

Donald F. Robillard, Jr. — Mr. Robillard, age 60, and a new nominee for director, has served since 2007 as the Senior Vice President and Chief Financial Officer of Hunt Consolidated, Inc., a private international company with interests in oil and gas exploration and production, refining, real estate development, private equity investments and land. He is also a Director of Hunt Consolidated, Inc. and Hunt Oil Company. Mr. Robillard is a Certified Public Accountant and an active member of Financial Executives International where he is Chairman of the Committee on Private Company Policy. Through his service as a chief financial officer at a major corporation directing the treasury, insurance and accounting functions, the Board believes that Mr. Robillard brings to the Board large company leadership, financial expertise and experience in the oil and gas industry.

Hon. Francis Rooney — Amb. Rooney, age 58, has served as a Director of the Company since 2008. He is the Chief Executive Officer of Rooney Holdings, Inc., holding company with interests in construction, construction management, and electronics. Amb. Rooney is also a Director of Vetra Energy Group, LLC (since 2009), publicly traded Laredo Petroleum, Inc. (since 2010) and was previously a board member of publicly traded Bank of Florida Corporation (2008-2009), Cimarex Energy Co. (2002-2005), and BOK Financial Corporation (1995-2005). He is a trustee for The Center for the Study of the Presidency and Congress, in Washington D.C. Amb. Rooney is a member of the Advisory Board of the Panama Canal Authority and served as the U.S. Ambassador to the Holy See (2005-2008). Amb. Rooney was a Director of the Company from 1996 to 2005 when he assumed service as an Ambassador. Amb. Rooney serves or has served on several nonprofit and private industry boards. The Board believes that Amb. Rooney's broad business and financial experience and service as a Director of several, publicly traded corporations enables him to provide the Board and the Company with valuable input and guidance.

Edward B. Rust, Jr. — Mr. Rust, age 61, has served as a Director of the Company since 1997. Mr. Rust has been since 1987 Chairman of the Board and Chief Executive Officer of State Farm Insurance Companies, the largest insurer of automobiles and homes in the United States. Mr. Rust was also President of State Farm Insurance Companies from 1985 to 1998, and was re-elected President in 2007. He has been a Director of Caterpillar, Inc. (manufacturer of construction and mining equipment) since 2003 and a Director of The McGraw-Hill Companies, Inc. (global information services provider serving the education, financial services and business information markets) since 2001. His role as chief executive officer at a major corporation and experience as a Director of large, publicly traded multi-national corporations enables Mr. Rust to provide significant input and guidance to the Board and the Company. The Board believes that Mr. Rust's significant financial and business experience is valuable to the Board and the Company and provides the necessary expertise to serve as Chairman of the Audit Committee of the Board of Directors.

        Mr. W. H. Helmerich, III, Chairman of the Board since 1987 and Director since 1949, notified the Board on December 6, 2011 that he would not stand for re-election as a Director of the Third Class at the Company's March 7, 2012 Annual Meeting of Stockholders. Mr. Hans Helmerich, President, CEO and current Director of the Company, recommended to the Company's Nominating and Corporate Governance Committee that Mr. Donald F. Robillard, Jr. be nominated for election to the Third Class to fill the vacancy created by the decision of Mr. W. H. Helmerich, III to not stand for re-election.

        Mr. Hans Helmerich is a Director of Atwood Oceanics, Inc. ("Atwood"), and the Company, through its wholly-owned subsidiary, owns common stock of Atwood. As a result, Atwood may be deemed to be an affiliate of the Company. Mr. Hans Helmerich is a son of Mr. W. H. Helmerich, III.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE PERSONS NOMINATED BY THE BOARD.

 CORPORATE GOVERNANCE

        The Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. The guidelines, as well as all Board committee charters, our Code of Business Conduct and Ethics, applicable to all our Directors, officers, and employees, the Code of Ethics for Principal Executive Officer and Senior Financial Officers, the Related Person Transaction Policies and Procedures, the Foreign Corrupt Practices Act Compliance Policy, and certain Audit Committee Practices are available on our website, www.hpinc.com, under the "Governance" section. The information on our website is not incorporated by reference in this Proxy Statement. A printed copy of the above mentioned documents will be provided without charge upon written request to our Corporate Secretary.

        Our Corporate Governance Guidelines provide a framework for our corporate governance initiatives and cover topics such as director independence and selection and nomination of director candidates, communication with the Board, Board committee matters, and other areas of import. Certain highlights from our Corporate Governance Guidelines, as well as other corporate governance matters, are discussed below.

Director Independence

        Our Corporate Governance Guidelines provide that a majority of the Board must meet the requirements for being an independent director under the listing standards of the New York Stock Exchange ("NYSE") and applicable law, including the requirement that the Board affirmatively determine that the Director has no material relationship with us. To guide its determination of whether a Director is independent, the Board has adopted the following categorical standards:

        A Director will not be independent if: (i) the Director is, or has been, within the last three years, our employee, or an immediate family member is, or has been within the last three years, our executive officer; (ii) the Director has received, or an immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us, other than Director and committee fees and pension and other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (iii) the Director is a current partner or employee of a firm that is our internal or external auditor; (iv) the Director has an immediate family member who is a current partner of a firm that is our internal or external auditor; (v) the Director has an immediate family member who is a current employee of a firm that is our internal or external auditor and who personally works on the Company's audit; (vi) the Director or an immediate family member was within the last three years a partner or employee of a firm that is our internal or external auditor and personally worked on our audit within that time; (vii) the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company's compensation committee; or (viii) the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or two percent (2%) of such other company's consolidated gross revenues.

        In addition, the following commercial and charitable relationships will not be considered material relationships that would impair a director's independence: (i) the Director (or an immediate family member of the Director) is, or during the last fiscal year has been, an affiliate or executive officer of another company (including banks or financial institutions) to which we were indebted, or to which such other company was indebted to us, during the last or current fiscal year and the total amount of indebtedness did not exceed two percent (2%) of the total consolidated assets of the indebted entity at the end of such fiscal year; (ii) the Director (or an immediate family member of the Director) is, or during the last fiscal year has been, an executive officer, director or trustee of a charitable organization where our annual discretionary charitable contributions to the charitable organization, in the last or current fiscal year did not exceed the greater of $1,000,000 or two percent (2%) of that organization's consolidated gross revenues; (iii) the Director (or an immediate family member of a Director) is a member of, employed by, or of counsel to a law firm or investment banking firm that performs services for us, provided the payments made by us to the firm during a fiscal year do not exceed two percent (2%) of the firm's gross revenues for the fiscal year, and the Director's relationship with the firm is such that his or her compensation is not linked directly or indirectly to the amount of payments the firm receives from us; or (iv) a relationship arising solely from a Director's position as a director of another company that engages in a transaction with us shall not be deemed a material relationship or transaction that would cause a Director to not be independent.

        Finally, a Director who is a member of our Audit Committee will not be independent if such Director: (i) other than in his or her capacity as a member of the Audit Committee, the Board or any other Board committee, accepts directly or indirectly any consulting, advisory or other compensatory fee from us or any subsidiary (except for retirement benefits to the extent permitted by applicable rules of the Securities and Exchange Commission ("SEC")); or (ii) is an affiliated person (as defined by the SEC) of us or any subsidiary.

        Generally, relationships not addressed by the NYSE rules or otherwise described above will not cause an otherwise independent Director to be considered not independent. For relationships that do not fall within the categories delineated above, the Directors who are otherwise independent under the guidelines will determine whether a relationship is material and, therefore, whether the Director would be independent.

        In determining the independence of Ms. Marshall and Messrs. Armstrong, Foutch, Rooney, Rust, and Zeglis, the Board of Directors considered (i) State Farm Mutual Automobile Insurance Company's ownership of our common stock and that it held approximately $3 million of our long-term unsecured debt, (ii) Mr. Rust's position as Chairman, President and Chief Executive Officer of State Farm Mutual Automobile Insurance Company, and (iii) that Mr. Zeglis is also a director of State Farm Mutual Automobile Insurance Company.

        After applying the standards set forth above in our Corporate Governance Guidelines, the Board determined that Ms. Marshall and Messrs. Armstrong, Foutch, Rooney, Rust and Zeglis, our current directors, and Mr. Robillard, a new nominee for director, had no material relationship with the Company and that each is independent under the categorical standards and the applicable requirements of the NYSE and applicable law.

Director Identification, Evaluation, and Nomination

        General Principles and Procedures.    We are of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board's ability to work as a collective body, while giving us the benefit of familiarity and insight into our affairs that our Directors have accumulated during their tenure. Accordingly, the process for identifying nominees shall reflect our practice of re-nominating incumbent Directors who continue to satisfy the Nominating and Corporate Governance Committee's ("Committee") criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board, and who consent to continue their service on the Board.

        In general, and as more fully outlined in the Corporate Governance Guidelines, in considering candidates for election at annual meetings of stockholders, the Committee will (i) consider if the Director continues to satisfy the minimum qualifications for director candidates as set forth in the Corporate Governance Guidelines, (ii) assess the performance of the Director during the preceding term, and (iii) determine whether there exist any special, countervailing considerations against re-nomination of the Director.

        If the Committee determines that (i) an incumbent Director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as Director during the preceding term, and (ii) there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee's view the incumbent should not be re-nominated, then the Committee will, absent special circumstances, propose the incumbent Director for re-election.

        The Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies or a decision of the Directors to expand the size of the Board. The Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates.

        As to each recommended candidate that the Committee believes merits consideration, the Committee will (i) cause to be assembled information concerning the background and qualifications of the candidate, (ii) determine if the candidate satisfies the minimum qualifications required by our Corporate Governance Guidelines, (iii) determine if the candidate possesses any of the specific qualities or skills that the Committee believes must be possessed by one or more members of the Board, (iv) consider the contribution that the candidate can be expected to make to the overall functioning of the Board, and (v) consider the extent to which the membership of the candidate on the Board will promote diversity among the Directors.

        Based on all available information and relevant considerations, the Committee will select and recommend to the Board a candidate who, in the view of the Committee, is most suited for membership on the Board.

        Stockholder Recommendations.    The Committee shall consider recommendations for the nomination of qualified Directors submitted by holders of our shares entitled to vote generally in the election of Directors. The Committee will give consideration to these recommendations for positions on the Board where the Committee has determined not to re-nominate a qualified incumbent Director.

        For each annual meeting of stockholders, the Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders. The Committee will only consider recommendations of nominees for Director who satisfy the minimum qualifications prescribed by our Corporate Governance Guidelines.

        Only those recommendations whose submission complies with the following procedural requirements will be considered by the Committee: (1) Stockholder Nominations to the Committee. The Committee will consider qualified nominees recommended by stockholders who may submit recommendations to our Corporate Secretary at our headquarters address. To be considered by the Committee, stockholder nominations must be submitted before our fiscal year-end and must include the information listed in paragraph 2(i) and (ii)(a), (c) and (d) below, together with a statement of the number of shares of our stock beneficially owned by the stockholder making the nomination and by any other supporting stockholders. (2) Stockholder Nominations at the Annual Meeting. Our By-laws provide that any stockholder who is entitled to vote for the election of Directors at a meeting called for such purpose may nominate persons for election to the Board. A stockholder desiring to nominate a person or persons for election to the Board must send a timely (see Stockholder Proposals on page 43) written notice to the Corporate Secretary setting forth in reasonable detail the following: (i) as to each person whom the stockholder proposes to nominate for election all information relating to such person that is required to be included in a proxy statement filed pursuant to the proxy rules of the SEC (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving notice (a) the name and address of the stockholder making the nomination, (b) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination, (c) the class or series and number of shares of our capital stock which are owned beneficially or of record by the stockholder, and (d) a description of all arrangements or understandings between the stockholder and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the stockholder.

        Candidates for Director who are properly recommended by our stockholders will be evaluated in the same manner as any other candidate for Director. The Committee may require the candidate to furnish other information as the Committee may reasonably request to assist the Committee in determining the eligibility of the candidate to serve as a Director. The Committee (or the presiding officer at any meeting of the stockholders) may disregard the purported nomination of any person not made in compliance with these procedures.

Director Qualification Standards

        All persons nominated to serve as one of our Directors should possess the following minimum qualifications more fully discussed in our Corporate Governance Guidelines: all candidates (i) must be individuals of personal integrity and ethical character; (ii) should be free of conflicts of interest that would materially impair his or her judgment; (iii) must be able to represent fairly and equally all of our stockholders; (iv) must have demonstrated achievement in business, professionally, or the like; (v) must have sound judgment; (vi) must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to ours; (vii) must have, and be prepared to devote, adequate time to the Board and its committees; and (viii) must not conflict with any of our term or age limits for Directors. The Committee will also ensure that: (i) at least a majority of the Directors serving at any time on the Board are independent, as defined under the rules of the NYSE and applicable law; (ii) at least three of the Directors satisfy the financial literacy requirements required for service on the Audit Committee under the rules of the NYSE; and (iii) at least some of the independent Directors have experience as senior executives of a public or substantial private company.

        Our Corporate Governance Guidelines also provide, in lieu of a formal diversity policy, that as part of the nomination process, the Committee will consider diversity in professional background, experience, expertise, perspective, age, gender, and ethnicity with respect to Board composition as a whole. With respect to diversity, we place particular emphasis on identifying candidates whose experiences and talents complement and augment those of other Board members with respect to matters of importance to the Company. We attempt to balance the composition of the Board to promote comprehensive consideration of issues. Our current Board composition achieves this through widely varying levels and types of business and industry experience among current Board members. We monitor the composition and functioning of our Board and Committees through both an annual review of our Corporate Governance Guidelines and a self-evaluation process undertaken each year by our Directors.

        The foregoing qualification attributes are only threshold criteria, however, and the Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate's credentials, experience, and expertise, the composition of the Board at the time, and other relevant circumstances.

Board Leadership Structure

        The Company's By-laws provide that, in general, any two or more offices may be held by the same person, including the offices of Chairman of the Board ("Chairman") and CEO. The Board believes that this flexibility in the allocation of the responsibilities of these two roles is beneficial and enables the Board to adapt the leadership function to changing circumstances. Since 1989, two different individuals have held the positions of Chairman and CEO at the Company. Mr. W. H. Helmerich, III, a Director since 1949, served as Chairman of the Board from 1987 to January 10, 2012. Mr. W. H. Helmerich, III was also the CEO from 1987 to 1989. His son, Mr. Hans Helmerich, has served as a Director since 1987 and became the President and CEO in 1989. Mr. W. H. Helmerich, III's long experience with the Company and the drilling industry provided him with institutional knowledge of the Company, its business, operations and industry that allowed him to effectively carry out the Chairman's responsibilities and provide leadership to the Board. Mr. Hans Helmerich, who has over 20 years of successful experience as CEO and possesses in-depth knowledge of the Company, its operations and the evolving drilling and energy industry, has been responsible for the general supervision, direction and control of the Company's business and affairs. Mr. Hans Helmerich became the Chairman of the Board on January 10, 2012. The Board believes that the interests of all stockholders will best be served at this time by this leadership model of a combined Chairman and CEO. The experience and knowledge of Mr. Hans Helmerich will provide the Board and the Company with continuity of leadership that has enabled the Company's success for more than 20 years.

        In addition, the Board has demonstrated its commitment and ability to provide independent oversight and management. We believe that the most effective board structure is one that emphasizes board independence and ensures that the board's deliberations are not dominated by management. With the exception of Mr. Hans Helmerich, our Board is composed entirely of independent Directors. The Board position previously held by Mr. W. H. Helmerich, III will be filled by a seventh independent Director. Each of our standing Board committees is comprised of only independent Directors. Further, while the Board does not currently have a lead independent Director, it appoints a presiding, independent Director for each executive session of the Board when it meets without Mr. Hans Helmerich or management. While the Board believes this practice provides for independent leadership without the need to designate a single lead director, the Board intends to periodically examine whether the appointment of a lead Director would enhance the Board's effectiveness. Our Board's oversight of risk management (discussed below) has had no effect on our leadership structure to date.

Board Meeting Attendance

        There were four regularly scheduled meetings of the Board held during fiscal 2011. We require each Director to make a diligent effort to attend all Board and Committee meetings as well as the Annual Meeting of the Stockholders. All of our Directors attended the 2011 Annual Meeting of the Stockholders. During fiscal 2011, no incumbent Director attended fewer than 75% of the aggregate of the total number of meetings of the Board and its committees of which he or she is a member.

Board Committees

        Messrs. Rust (Chairman), Foutch and Rooney are members of the Audit Committee. The Board has adopted a written charter for the Audit Committee. The primary functions of the Audit Committee are to assist the Board in fulfilling its independent and objective oversight responsibilities of financial reporting and internal financial and accounting controls of the Company and to monitor the qualifications, independence, and performance of our independent registered public accounting firm. The Board has determined that Mr. Edward B. Rust, Jr. is an "audit committee financial expert" as defined by the SEC. During the fiscal year ended September 30, 2011, the Audit Committee held twelve meetings.

        Ms. Marshall and Messrs. Armstrong and Zeglis (Chairman) are members of the Human Resources Committee (which functions as our compensation committee). The Board has adopted a written charter for the Human Resources Committee. The primary functions of the Human Resources Committee are to evaluate the performance of our executive officers, to review and make decisions regarding compensation of our executive officers and make recommendations regarding compensation of non-employee members of our Board, and to review and make recommendations or decisions regarding incentive compensation and equity-based compensation plans. The Human Resources Committee may not delegate any of its authority to other persons or committees. During the fiscal year ended September 30, 2011, the Human Resources Committee held six meetings.

        Ms. Marshall and Messrs. Armstrong (Chairman), Foutch, Rooney, Rust, and Zeglis are members of the Nominating and Corporate Governance Committee. The Board has adopted a written charter for the

Nominating and Corporate Governance Committee. The primary functions of the Committee are to identify and to recommend to the Board the selection of Director nominees for each annual meeting of stockholders or for any vacancies on the Board, to make recommendations to the Board regarding the adoption or amendment of corporate governance principles applicable to us, and to assist the Board in developing and evaluating potential candidates for executive positions and generally oversee management succession planning. During the fiscal year ended September 30, 2011, the Nominating and Corporate Governance Committee held four meetings.

        The non-management Directors, in fiscal 2011, met in executive session without management, prior to each regularly scheduled Board meeting. Mr. Armstrong was presiding Director for all executive sessions.

Transactions with Related Persons, Promoters and Certain Control Persons

        The Company has adopted written Related Person Transaction Policies and Procedures. The Audit Committee is responsible for applying such policies and procedures. The Audit Committee reviews all transactions, arrangements, or relationships in which the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, the Company is a participant, and any related person has or will have a material direct or indirect interest. In general, a related person is any Company executive officer, Director, or nominee for election as a Director, any greater than 5 percent beneficial owner of our common stock, and immediate family members of any of the foregoing.

        The Audit Committee applies the applicable policies and procedure by reviewing the material facts of all interested transactions that require the Audit Committee's approval and either approves or disapproves of the entry into the interested transaction, subject to the exceptions described below. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction. In determining whether to approve an interested transaction, the Audit Committee takes into account, among other factors it deems appropriate, the nature of the related person's interest in the interested transaction, the material terms of the interested transaction including whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the materiality of the related person's direct or indirect interest in the interested transaction, the materiality of the interested transaction to us, the impact of the interested transaction on the related person's independence (as defined in our Corporate Governance Guidelines and the New York Stock Exchange Listing Standards), and the actual or apparent conflict of interest of the related person participating in the transaction (as contemplated under our Code of Business Conduct and Ethics). The following transactions are deemed to be pre-approved under the applicable policies and procedures: (i) Director and executive officer compensation otherwise required to be disclosed in our proxy statement, (ii) transactions where all of our stockholders receive proportional benefits, (iii) certain banking related services, and (iv) transactions available to our employees generally.

        Except for consulting arrangements pertaining to Mr. W. H. Helmerich, III discussed below under the Director Compensation Table, there are no related person transactions required to be reported in this proxy statement.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2011, the members of our Human Resources Committee were Ms. Marshall and Messrs. Armstrong and Zeglis. No executive officer or Director of the Company has any relationship covered by the SEC's Compensation Committee Interlock and Insider Participation regulations.

Communication with the Board

        The Board has established several means for employees, stockholders, and other interested persons to communicate their concerns to the Board. If the concern relates to our financial statements, accounting practices or internal controls, the concern may be submitted in writing to the Chairperson of the Audit Committee in care of our Corporate Secretary at our headquarters address. If the concern relates to our governance practices, business ethics, or corporate conduct, the concern may be submitted in writing to the Chairperson of the Nominating and Corporate Governance Committee in care of our Corporate Secretary at our headquarters address. If the concern is intended for the presiding Director or the non-management or independent Directors as a group, the concern may be submitted in writing to such presiding Director or groups in care of our Corporate Secretary at our headquarters address. If the employee, stockholder, or other interested person is unsure as to which category his or her concern relates, he or she may submit it in writing to the Board or any one of the Directors in care of our Corporate Secretary at our headquarters address. Our headquarters address is 1437 South Boulder Avenue, Tulsa, OK 74119.

        Each communication intended for any management or non-management or independent Director(s) or for the entire Board and received by the Corporate Secretary which is related to our operations will be promptly forwarded to the specified party(ies).

The Board's Role in Risk Management

        The Audit Committee reviews and discusses with management the Company's processes and policies with respect to risk assessment and risk management, including the Company's enterprise risk management program. In addition, the Company's risk oversight process involves the Board receiving information from management on a variety of matters, including operations, legal, regulatory, finance and strategy, as well as information regarding any material risks associated with each matter. The full Board (or the appropriate Board committee, if the Board committee is responsible for the oversight of the matter) receives this information through updates from the appropriate members of management to enable it to understand and monitor the Company's risk management practices. When a Board committee receives an update, the chairperson of the relevant Board committee reports on the discussion to the full Board during the Board committee reports portion of the next Board meeting. This enables the Board and the Board committees to coordinate the risk oversight role.

Compensation Risk Assessment

        Management has undertaken, with input from the Human Resources Committee's independent compensation consultant, a review of our compensation programs and practices applicable to all employees, including executive officers, in order to assess the risks presented by such programs and practices. Management analyzed the likelihood and magnitude of potential risks, focusing on program elements that may create risk, including pay mix and amount, performance metrics and goals, the balance between annual and long-term incentives, the terms of equity and bonus awards, and change-in-control arrangements. The review also took into account mitigating features associated with our compensation programs and practices which include elements such as capped payouts levels for both annual bonuses and equity grants under the Company's stock plan, the Human Resources Committee's authority to exercise negative discretion over bonus payouts, stock ownership guidelines aligning the interests of executive officers with stockholders, claw-back provisions contained in stock plan award and other agreements, the use of multiple performance measures, and multi-year vesting schedules for equity awards.

        Management discussed the findings of the risk assessment with the Human Resources Committee and the full Board. Based on the assessment, we have determined that our compensation programs and practices applicable to all employees, including executive officers, are aligned with the interests of stockholders, appropriately reward pay for performance, and are not reasonably likely to have a material adverse effect on the Company.

 EXECUTIVE COMPENSATION DISCUSSION & ANALYSIS

Summary

        During fiscal 2011, the Company, under our CEO's leadership, achieved the highest level of revenue and activity in the Company's history, while maintaining significantly higher premiums in daily rig revenue and margin than our U.S. land drilling competitors. We experienced record breaking net income for fiscal 2008, 2009 and 2011, which ranked respectively as the first, fourth and third best in our history. The Company's total stockholder return for the period 2007 through 2011 ranked in the 87th percentile relative to its peers within the Company's Compensation Peer Group. For these reasons, the CEO received a $1,654,662 bonus for 2011 as shown in both the "Bonus" and "Non-Equity Incentive Plan Compensation" columns in the Summary Compensation Table on page 25, an 18.4% base salary increase and was awarded 40,000 non-qualified option shares and 20,000 shares of restricted stock as shown in the Grants of Plan-Based Awards in Fiscal 2011 table on page 27.

        The Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan was approved by our stockholder at our 2011 Annual Meeting of Stockholders. No stock-based awards were granted under this plan in fiscal 2011.

        As part of its annual review of executive compensation and related matters, the Human Resources Committee (the "Committee") noted that Deloitte Consulting LLP ("Deloitte") had served as the Committee's executive compensation consultant since 2003 and determined that it was appropriate to rotate consultants. After the completion of a due diligence process, the Committee, during 2011, appointed Pay Governance as its executive compensation consultant.

Compensation Process, Philosophy and Objectives

        The Committee has the responsibility for establishing, implementing and monitoring our executive compensation program. All compensation decisions relating to our CEO, Chief Financial Officer and the other executive officers identified in the Summary Compensation Table ("named executive officers") are made by the Committee after soliciting input from all independent Directors. For purposes of deciding upon named executive officer compensation, the Committee generally meets in late November and early December following the end of each fiscal year to consider salary adjustments and equity-based compensation awards for the next calendar year and bonus compensation for the completed fiscal year. Prior to making final compensation decisions, the Committee reviews proposed executive compensation with the independent Directors as a group. Generally, the types of compensation and benefits paid to our named executive officers are the same as those provided to other key employees. There are no material individual differences in compensation policies and decisions for our named executive officers.

        The objectives of our executive compensation program are to compensate executives in a manner that advances the interests of the stockholders while ensuring that we are able to attract and retain qualified executives. To that end, we have designed our executive compensation program to reward the achievement of short- and long-term corporate goals that enhance stockholder value. The Committee monitors both performance and compensation to ensure that we maintain our ability to attract and retain qualified executives and that compensation paid to our executives remains competitive relative to compensation paid to executives of competitor companies. Our compensation elements consist of:

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  Base salary

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  Bonus

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  Long-term equity incentive compensation

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  Retirement benefits

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  Other benefits

        We believe the Company should have the ability to recover compensation paid to executive officers and key employees under certain circumstances. As a result, we have two policies addressing recoupment of bonus and equity compensation from executive officers and certain other key employees. The following is a summary of those policies:

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  In the event the Board determines that any fraud or intentional misconduct caused or was a substantial contributing factor to a restatement of our financials, the Board may require reimbursement of any bonus compensation paid to an executive officer or certain other key employees to the extent the bonus paid exceeded what would have been paid had the financial results been properly reported. This policy applies to all bonuses paid after September 30, 2008, which coincide with the fiscal years that are subject to the restatement.

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  If the Committee reasonably believes that a participant under our 2005 and 2010 Long-Term Incentive Plans ("Plans") has committed certain acts of misconduct, including fraud, embezzlement, or deliberate disregard of our rules or policies, that may reasonably be expected to result in damage to us, the Committee may cancel all or part of any outstanding award under the Plans whether or not vested or deferred. Additionally, if the misconduct occurs during a fiscal year in which there was also an exercise or receipt of an award under the Plans, the Committee may recoup any value received from such award.

Role of Executive Officers in Compensation

        The Committee annually evaluates the performance of the CEO and determines the CEO's compensation in light of the objectives of our compensation program. The CEO provides an annual assessment of his performance and the performance of the other named executive officers, together with his recommendations as to the compensation of the other named executive officers. The Committee considers the CEO's recommendations and, in its discretion, may modify his recommendations. The other named executive officers do not play a role in their own compensation decisions, other than discussing individual performance objectives with the CEO. The Executive Vice President and General Counsel and the Director of Human Resources review the compensation consultant's annual draft of its compensation analysis and provide comments for the consultant's consideration. They also attend Committee meetings and provide requested information to the Committee.

Role of Compensation Consultant

        In 2011, the Committee engaged Pay Governance as its independent compensation consultant to provide research, market data, and survey information regarding executive and director compensation. At the Committee's request, Pay Governance advised the Committee on all principal aspects of executive compensation including the competitiveness of program design and award values. It provided the Committee with a written executive compensation analysis with respect to the named executive officers. The written analysis for fiscal 2011 addressed, among other things:

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  Comparison and assessment of named executive officers' compensation values to peer group proxy and survey data

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  Total shareholder return comparison between Helmerich & Payne, Inc. and the peer group discussed below

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  Consultant recommendations

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  Emerging issues and trends in executive compensation

        The Committee generally reviews the compensation of the named executive officers in late November and early December following the end of a particular fiscal year. During 2011, Pay Governance attended one meeting and presented its written compensation analysis and recommendations covering the named executive officers.

        The Committee's compensation consultant periodically provides the Committee with a written director compensation analysis. The Committee reviews the analysis and determines whether to recommend to our Board a compensation increase for non-employee directors. The executive officers do not play a role in determining or recommending the amount or form of director compensation.

        Pay Governance reports directly to the Committee although they may meet with management from time to time to gather information or to obtain management's perspective on executive compensation matters. The Committee has the sole authority under its Charter to retain or terminate the compensation consultant at any time. In addition, the Committee may conduct or authorize investigations of matters within its scope of responsibilities and may retain, at our expense, independent counsel or other advisors as it deems necessary.

Determining Executive Compensation

        In making compensation decisions, the Committee compares each element of compensation against a peer group of publicly-traded contract drilling and oilfield service companies (collectively "Compensation Peer Group") and against published survey data. The Compensation Peer Group consists of companies that are representative of the types of companies that we compete against for talent. The companies in the Compensation Peer Group are as follows:

• Diamond Offshore Drilling, Inc.	• FMC Technologies, Inc.
• Dresser-Rand Group Inc.	• Noble Corporation
• Cameron International Corporation	• Nabors Industries Ltd.
• Pride International, Inc.	• ENSCO PLC
• Rowan Companies, Inc.	• Patterson-UTI Energy, Inc.
• Unit Corporation	• Atwood Oceanics, Inc.
• Key Energy Services, Inc.	• Hercules Offshore, Inc.
• Parker Drilling Company

        The Committee also uses survey data to assist in compensation decisions, including those instances in which a named executive officer's position or duties do not match the position or duties of Compensation Peer Group executives. The data from these surveys is statistically regressed according to our revenue. This survey data includes oilfield services, energy, and general industry data. The surveys referenced in Pay Governance's 2011 compensation report were:

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  2011 Mercer Energy Sector Compensation Survey

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  2011 Pearl Meyer & Partners Drilling Management Survey

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  2011 Stone Partner's Oilfield Manufacturing and Services Industry Executive Compensation Survey

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  2010 Towers Watson Oilfield Services Compensation Survey

        The Committee sets target total direct compensation for named executive officers to generally approximate the median level of compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. Variations to this objective may occur as dictated by corporate performance, experience level, internal equity, nature of duties, market factors, and retention issues. At the time the Committee makes compensation decisions, it uses prior fiscal year peer data and available survey data. This data provides peer compensation comparisons on a historical basis. However, the Committee is unable to determine how current pay of the named executive officers compares to current pay of peer executives.

        A significant portion of total compensation is variable based on corporate performance and relative stockholder return. The Committee considers individual performance during its annual review of base salary and equity awards. However, no specific individual performance criteria or guidelines are used by the Committee as a controlling factor in the Committee's ultimate judgment and final decision. In deciding on the type and amount of executive compensation, the Committee focuses on both current pay and the opportunity for future compensation. The Committee does not have a specific formula for allocating each element of pay, but instead bases the allocation on peer and survey data and the Committee's judgment.

        When considering long-term equity incentive compensation, the Committee primarily awards stock options to the named executive officers. Stock option awards are based on an executive's base pay and the current Black-Scholes value of our common stock. Under this methodology, the Committee has generally limited the value of annual stock option awards to a range of 250% to 300% of the CEO's base salary and 150% to 250% of the base salary of the other named executive officers. To determine the actual number of shares awarded to a named executive officer, the dollar value of the award is divided by the applicable Black-Scholes value. In determining the Black-Scholes value for stock option awards, the Committee uses an average price for our common stock over a 10-day trading period ending on the Friday before the week that stock option awards are considered by the Committee. Exceptions to this policy have occurred and may occur in the future as dictated by retention considerations and market factors. For example, the Committee has periodically awarded grants of time-vested restricted stock to the named executive officers.

        The Committee generally limits annual salary adjustments to the same percentage that is applicable to all office-based employees.

2011 Executive Compensation Components

        The principal components of compensation for named executive officers for the fiscal year ended September 30, 2011, are described below.

Base Salary

        We provide named executive officers and other employees with a base salary to compensate them for services rendered during the fiscal year. Base salaries of named executive officers are set to generally approximate the median level of base salaries of similarly situated executives of companies included in the Compensation Peer Group. If base salaries of our named executive officers consistently fall below such median level, then the Committee will consider market adjustments to base salaries. Salary levels are typically considered annually as part of our review process as well as upon a promotion. Although named executive officers generally receive the same percentage salary increase applicable to office-based employees, the named executive officers may receive greater increases as a result of market adjustments, changes in duties or retention considerations.

        Effective January 1, 2011, office-based employees generally received a 3% base salary increase. All named executive officers received market salary adjustments effective January 1, 2011, ranging from 12.8% to 32%.

Bonus

        The Annual Bonus Plan for Executive Officers ("Bonus Plan") is a cash incentive plan for calculation of annual non-equity incentive-based compensation. These cash incentive awards are designed to reward short-term performance and achievement of strategic goals. Combined salaries and target bonus levels are intended to generally approximate the median of the Compensation Peer Group's combined salary and annual bonus levels.

        Pursuant to the terms of the Bonus Plan, each named executive officer is assigned a threshold, target and reach bonus award opportunity expressed as a percentage of base salary. These bonus award opportunities range from 40% to 130% for the CEO and 25% to 100% for the other named executive officers and do not include the up to 100% bonus adjustment described below. An executive officer's bonus opportunity is based upon three weighted corporate performance criteria. These performance criteria and their weightings are: earnings per share (35%); return on invested capital (35%); and operating earnings before interest, taxes, depreciation, and amortization (30%). At the beginning of each fiscal year, the Committee approves the assignment of a threshold, target, and reach objective for each performance criterion based upon the operating and capital budget approved by the Board. The target objective is established with an approximate 60 to 70 percent probability of achievement with threshold objective adjusted 20% below and the reach objective adjusted up to 50% above the target objective. Actual fiscal year financial results are compared to plan objectives in order to determine the amount of any executive officer bonus. If actual financial results fall between the threshold and target or the target and reach objectives, then bonuses are proportionately increased as a result of the threshold or target objective being exceeded. Notwithstanding the other provisions of the Bonus Plan, the Committee has the right to reduce or eliminate any bonus due a named executive officer based upon the Committee's determination of individual performance, and the Committee has the discretion to adjust performance criteria during a fiscal year if, for example, the initially-established performance criteria are rendered unrealistic in light of circumstances beyond the control of the Company and its management. No adjustments were made to the corporate performance criteria during fiscal 2011.

        The approved corporate performance criteria for fiscal 2011 were:

	Threshold	Target	Reach
Earnings Per Share	$1.65	$2.35	$3.53
Return on Invested Capital	6.1%	8.7%	13.1%
Operating EBITDA	$500,000,000	$715,000,000	$1,072,000,000

        The bonus, if any, is then subject to being increased or decreased by up to 100% based on the Committee's overall assessment of our dayrates, utilization and continued industry leading safety performance (20% weighting) and our stockholder returns relative to both the returns of our U.S. land drilling peers within the Compensation Peer Group and all companies within our peer group (80% weighting). In determining operational success, the Committee compared our dayrates, utilization and safety performance to that of our U.S. land drilling competitors, all of which are included in the Compensation Peer Group.

        With the exception of the safety criterion, no specific criteria or objectives are used by the Committee when assessing our dayrates or utilization or relative stockholder returns. The Committee does consider Company safety statistics and compares those statistics to industry safety statistics. Whether the bonus of a named executive officer is increased or decreased by up to 100% is primarily dependent upon the Committee's judgment as to the named executive officer's success in positively affecting the corporate performance factors referred to above.

        Within this framework, the Committee determined that the target objective for operating EBITDA and the reach objective for earnings per share and return on invested capital had been exceeded in fiscal 2011 and that the annual bonus for all named executive officers be increased by approximately 75% due to our operational and safety success and the achievement of favorable relative stockholder returns.

Long-Term Equity Incentive Compensation

        The 2005 Plan was approved by our stockholders at the 2006 Annual Meeting of Stockholders. The 2005 Plan governs all stock-based awards granted after March 1, 2006, and the 2000 Stock Incentive Plan governs stock-based awards granted under such plan prior to March 1, 2006. The 2005 Plan allows the Committee to design stock-based compensation programs to encourage growth of stockholder value and allow key employees and non-employee Directors to participate in the long-term growth and profitability of the Company. Approximately 129 employees (including the named executive officers) and non-employee Directors receive stock-based awards on an annual basis. Stock option award levels are determined based on market data, and vary among participants based on their positions.

        Under the 2005 Plan, the Committee may grant nonqualified stock options, restricted stock awards, stock appreciation rights, and performance units to selected employees and non-employee Directors. Also, the Committee may grant incentive stock options to selected employees under such Plan. To date, the Committee has only awarded non-qualified stock options and time-vested restricted stock to participants. A total of 4,000,000 shares of common stock have been authorized for award under the 2005 Plan. With the exception of new employees or non-employee Directors, the Committee only approves annual stock-based awards at its meeting in late November or early December after the end of the fiscal year. The Committee selected this time period for review of executive compensation since it coincides with executive performance reviews and allows the Committee to receive and consider final fiscal year financial information. Newly hired employees or appointed Directors may be considered for stock-based awards at the time they join the Company. Exceptions to this policy may occur as dictated by retention considerations or market factors.

Stock Options

        Historically, stock-based awards have primarily been made in the form of stock options. The Committee believes that stock options align the interests of executives with stockholders in that stock options only have value to the extent the price of our stock on the date of exercise exceeds the exercise price on the grant date.

        The grant date for all stock options is the date the Committee approves the grant. The Committee does not make equity grants in anticipation of the release of material non-public information and does not time the release of such information based on equity award grant dates. The Committee has never approved a backdated stock option grant.

        The grant price for all option grants, as provided by the 2005 Plan, is the average of the high and low stock price on the date of grant. Such Plan also prohibits repricing of stock option awards.

        The majority of options granted by the Committee vest at a rate of 25% per year over the first four years of the ten-year option term. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to the option.

        The number and grant date fair value of non-qualified stock options awarded to the named executive officers in fiscal 2011 are shown in the Grants of Plan-Based Awards in Fiscal 2011 table on page 27. In making these awards, the Committee applied the methodology discussed above and considered individual and corporate performance and the value of equity awards made by competitors.

Restricted Stock

        We believe that periodic awards of restricted stock assists in retention of executives and other key employees. The Committee has periodically awarded time-vested restricted stock to the named executive officers and other key employees. Generally, all restricted stock awards fully vest over a range of 3 to 5 years from the original date of grant. During the restriction period, the participant receives quarterly payments from us equal to quarterly dividends and has the right to vote restricted shares. Unvested restricted stock is forfeited if the executive or other key employee leaves the Company.

        The number of shares of restricted stock awarded to the named executive officers in fiscal 2011 are shown in the Grants of Plan-Based Awards in Fiscal 2011 table on page 27. In making these awards, the Committee applied the methodology discussed above and considered the retentive effect of these awards during a competitive business climate, individual and corporate performance and the value of equity awards made by competitors.

Total Direct Compensation for 2011

        With the exception of Messrs. Lindsay and Mackey, the following reflects the percentile ranking of how fiscal 2011 total direct compensation (i.e., base salary, bonus and equity awards) for the named executive officers compares to the total direct compensation of executives of the Compensation Peer Group:

Hans Helmerich	32nd percentile
Juan Pablo Tardio	44th percentile

        With regard to Messrs. Lindsay and Mackey, there was insufficient peer group data to provide a meaningful percentile ranking.

Retirement

Pension Plans

        Prior to October 1, 2003, most full-time employees, including the named executive officers, participated in our qualified Employees Retirement Plan ("Pension Plan"). The named executive officers also participated in our non-qualified Supplemental Pension Plan. Effective October 1, 2003, we revised both the Pension Plan and the Supplemental Pension Plan to close the plans to new participants and reduced benefit accruals for current participants through September 30, 2006, at which time benefit accruals were discontinued and the plans frozen.

        The fiscal 2011 year-end present value of accumulated benefits for each of the named executive officers is shown in the Pension Benefits for Fiscal 2011 table on page 30.

Savings Plans

        Savings plans are designed to help employees, especially long-service employees, save and prepare for retirement.

  Qualified Plan

          Our 401(k)/Thrift Plan ("Savings Plan") is a tax-qualified savings plan pursuant to which most employees paid in U.S. dollars, including the named executive officers, are able to contribute to the Savings Plan on a before tax basis the lesser of up to 100% of their annual compensation or the dollar limit prescribed annually by the Internal Revenue Service ("IRS"). We match 100% of the first 5% of compensation that is contributed to the Savings Plan subject to IRS annual compensation limits ($245,000 for 2011). All employee contributions are immediately vested and matching contributions are subject to a six-year graded vesting schedule.

  Supplemental Savings Plan

          In addition to the Savings Plan, the named executive officers and certain other eligible employees can participate in the Supplemental Savings Plan, which is a non-qualified savings plan. Pursuant to the Supplemental Savings Plan, a participant can contribute between 1% and 40% of the participant's cash compensation to the Supplemental Savings Plan on a before tax basis. If the participant has not received the full Company match of the first 5% of pay in the Savings Plan, then the balance of the match would be contributed to the Supplemental Savings Plan. The Nonqualified Deferred Compensation for Fiscal 2011 table on page 32 contains additional Supplemental Savings Plan information for the named executive officers.

Other Benefits

        The named executive officers are provided with other benefits, including perquisites, that the Company and the Committee believe are reasonable. The Committee annually reviews the levels of these benefits provided to the named executive officers. The compensation associated with these benefits is included in the "All Other Compensation" column of the Summary Compensation Table on page 25 and a brief explanation of these benefits is shown in footnote 7 to such table. The following is a more detailed description of certain of these benefits.

  Executive Medical Plan

        All employees, including the named executive officers, are eligible for medical coverage under our standard medical plan. The standard medical plan requires a coverage deductible, monthly medical plan premium, and 20% co-payment for medical expenses up to $1,500 annually. Also, the named executive officers are covered by an Executive Medical Plan that provides for the payment of the applicable deductible and monthly premium and co-payment on behalf of the participant. Annual maximum coverage under the Executive Medical Plan is $100,000 per family. The Executive Medical Plan's coverage guidelines are similar to those contained in the standard medical plan.

  Company Aircraft

        With the approval of the CEO, our aircraft may be used by the named executive officers and other employees for business purposes. Since many of our operations and offices are in remote locations, our aircraft provide a more efficient use of employee time and improved flight times than are available commercially. Our aircraft also provide a more secure traveling environment where sensitive business issues may be discussed.

        Effective January 1, 2012, the CEO will be allocated 15 hours personal use of our aircraft annually without reimbursement to us. The time attributable to our CEO's attendance at board meetings of publicly held companies will not be counted against the 15 hour limitation. Any personal use by the CEO in excess of this allotment will only be permitted under extraordinary circumstances. Also, with the approval of the CEO, the other named executive officers are permitted personal use of our aircraft, without reimbursement to us, only under extraordinary circumstances.

        For tax purposes, imputed income is assessed to each named executive officer for his or his guest's personal travel based upon the Standard Industrial Fare Level of such flights during the calendar year.

Executive Officer and Director Stock Ownership Guidelines

        Because the Board believes in linking the interests of management and stockholders, the Board has adopted stock ownership guidelines for the named executive officers. Our Executive Stock Ownership Guidelines specify a number of shares that our named executive officers must accumulate and hold within five years of the later of the adoption of the guidelines or the appointment of the individual as a named executive officer. The CEO is required to own shares having a value of five times base salary, and the other named executive officers are required to own shares having a value of two times base salary. The Board has adopted a similar policy applicable to Directors requiring ownership of shares having a value equal to two times annual compensation.

Deductibility of Executive Compensation

        The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct certain compensation of more than $1,000,000 that is paid to certain individuals. This limitation does not apply to compensation that meets the requirements under Section 162(m) for qualifying performance-based compensation. The Committee generally prefers to optimize the deductibility of compensation paid to our executive officers. However, if future compliance with Section 162(m) is inconsistent with our compensation policy or what is believed to be in the best interests of our stockholders, then future compensation arrangements may not be fully deductible under Section 162(m).

Potential Payments Upon Change-in-Control or Termination

Change-in-Control

        We have entered into change-in-control agreements with the named executive officers and certain other key employees. These agreements are entered into in recognition of the importance to us and our stockholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual change-in-control of the Company. These agreements contain a "double" trigger provision whereby no benefits will be paid to an executive unless both a change-in-control has occurred and the executive's employment is terminated after a change-in-control. We believe this arrangement appropriately balances our interests and the interests of executives since we make no payments unless a termination of employment occurs.

        More specifically, if we actually or constructively terminate a named executive officer's employment within 24 months after a change-in-control other than for cause, disability, death, or the occurrence of a substantial downturn, or if any of the named executive officers terminates his employment for good reason within 24 months after a change-in-control (as such terms are defined in the change-in-control agreement), any unvested benefits under our Supplemental Savings Plan and Supplemental Pension Plan and any options or restricted stock granted to any of the named executive officers will fully vest and we will be required to pay or provide:

  •
  A lump sum payment equal to two and one-half (2 1/2) times the base salary and annual bonus of the CEO and two (2) times the base salary and annual bonus of the other named executive officers

  •
  24 months of benefit continuation

  •
  A prorated annual bonus payable in one lump sum

  •
  Up to $5,000 for out-placement counseling services

  •
  A lump sum payment of any accrued vacation pay, any previously deferred compensation, and base salary through the termination date provided that the payments and benefits will be provided only if a named executive officer executes and does not revoke a release of claims in the form attached to the change-in-control agreement. No tax gross-ups are provided on payments made under these agreements. These agreements are automatically renewed for successive two-year periods unless terminated by us.

        For more information regarding post-termination payments that we may be required to make to named executive officers in the event of a change-in-control, see the Potential Payments Upon Change-in-Control table on page 33.

        Our long-term equity compensation plans contain a provision whereby all stock options and restricted stock will automatically become fully vested and immediately exercisable in the event of a change-in-control, as defined in such plans. This provision was included in all equity plans in order to be consistent with market practice at the time the plans were approved by stockholders. The potential value of the acceleration of vesting of stock options and restricted stock upon a change-in-control is reflected in columns 7 and 8 of the Potential Payments Upon Change-in-Control table on page 33.

Other Termination Payments

        The Supplemental Pension Plan and Supplemental Savings Plan described on page 21 and quantified in the Pension Benefits For Fiscal 2011 and Nonqualified Deferred Compensation for Fiscal 2011 tables on pages 30 and 32 provide for potential payments to named executive officers upon termination of employment for other than change-in-control.

Compensation Committee Report

        The Human Resources Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement. This report is provided by the following Directors, who comprise the Human Resources Committee:

John D. Zeglis, Chairman	William L. Armstrong	Paula Marshall

 Summary Compensation Table

        The following table includes information concerning compensation paid to or earned by our named executive officers listed in the table for the fiscal years ended September 30, 2011, 2010 and 2009. The persons named below constitute all of the executive officers of the Company as of September 30, 2011. Mr. Tardio became Vice President and Chief Financial Officer on April 30, 2010.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
Hans Helmerich,	2011	725,481	709,141	958,700	888,000	945,521	57,483	205,302	4,489,628
President and Chief	2010	629,519	309,811	760,300	1,411,200	625,189	102,877	126,140	3,965,036
Executive Officer	2009	606,442	—	—	978,856	—	—	93,533	1,678,831
John W. Lindsay,	2011	471,250	355,649	575,220	466,200	474,200	11,403	42,988	2,396,910
Executive Vice President	2010	418,750	148,870	760,300	793,800	301,130	21,817	32,798	2,477,465
and Chief Operating	2009	385,000	—	—	530,213	—	—	38,450	953,663
Officer
Steven R. Mackey,	2011	373,558	278,653	335,545	288,600	371,538	37,000	58,544	1,743,438
Executive Vice President,	2010	316,667	112,402	570,225	529,200	227,598	84,299	41,326	1,881,717
General Counsel,	2009	305,000	—	—	326,285	—	188,843	41,854	861,982
Secretary and Chief
Administrative Officer
Juan Pablo Tardio,	2011	310,000	241,989	287,610	222,000	322,651	938	64,937	1,450,125
Vice President and	2010	208,333	87,924	380,150	158,760	175,076	2,240	22,430	1,034,913
Chief Financial Officer

(1)
The amounts shown in this column are salaries earned during fiscal 2011, 2010 and 2009. Annual salary adjustments become effective at the beginning of each calendar year. Thus, the salaries reported in the above table for fiscal 2011 are the sum of the named executive officers' salaries for the last three months of calendar 2010 and the new salaries for the first nine months of calendar 2011. For calendar 2009, none of the named executive officers received a salary adjustment.

(2)
The amounts shown in this column reflect the amounts paid pursuant to our Annual Bonus Plan for Executive Officers based on the Human Resources Committee's assessment of our safety and operational success and relative total stockholder return. The amounts were earned in connection with our performance for each reported fiscal year, but were paid during the first quarter of the succeeding fiscal year. Also, the amounts are over and above the amounts earned by meeting the performance objectives under the bonus plan.

(3)
The amounts included in this column represent the aggregate grant date fair value of stock awards determined pursuant to FASB ASC Topic 718. Because the amounts reflect our accounting expense, the amounts do not correspond to the actual value that will be recognized by the named executive officers. For additional information, including valuation assumptions with respect to the grants, refer to note 6, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended September 30, 2011, included in the 2011 Annual Report on Form 10-K filed with the SEC on November 23, 2011.

Note on Impact of SEC Rule Change: Under generally accepted accounting principles, compensation expense with respect to stock awards and option awards granted to our employees is generally recognized over the vesting periods applicable to the awards. The SEC's disclosure rules previously required that we present stock award and option award information for 2009 based on the amount recognized during the corresponding year for financial reporting purposes with respect to these awards. However, changes in 2010 in SEC disclosure rules require that we now present stock award and option award amounts in the applicable columns of the table above with respect to 2009 on a similar basis as the 2010 and 2011 presentation using the grant date fair value of the awards granted during the corresponding year (regardless of the period over which the awards are scheduled to vest). Since this requirement differs from the SEC's past disclosure rules, the amounts reported in the table above for stock awards in 2009 differ from the amounts we originally reported for that year in our Summary Compensation Table contained in our proxy statement filed with the SEC on January 26, 2010. As a result, each named executive officer's total compensation for 2009 also differs from the amounts originally reported for that year.

(4)
The amounts included in this column represent the aggregate grant date fair value of option awards determined pursuant to FASB ASC Topic 718. Because the amounts reflect our accounting expense, the amounts do not correspond to the actual value that will be recognized by the named executive officers. For additional information, including valuation assumptions with respect to the grants, refer to note 6, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended September 30, 2011, included in the 2011 Annual Report on Form 10-K filed with the SEC on November 23, 2011.

  Due to the SEC Rule Change Impact Note in footnote (3) above, the amounts reported in the table above for option awards in 2009 differ from the amounts we originally reported for that year in our Summary Compensation Table contained in our proxy statement filed with the SEC on January 26, 2010. As a result, each named executive officer's total compensation for 2009 also differs from the amounts originally reported for that year.

(5)
The amounts included in this column are payments under our Annual Bonus Plan for Executive Officers based on annual performance measured against pre-established objectives whose outcome is uncertain at the time the awards are communicated to the named executive officers. The amounts were earned in connection with our performance for each reported fiscal year, but were paid during the first quarter of the succeeding fiscal year. The bonus award opportunities and financial measures and financial measure weightings for determining bonus amounts for fiscal 2011 are described in the CD&A beginning on page 18.

(6)
The amounts in this column reflect the aggregate change in the actuarial present value of the accumulated benefit of each named executive officer under our Pension Plan and our Supplemental Pension Plan. The actuarial present value calculation for fiscal 2011 for Mr. Mackey, who is retirement eligible, is based on an immediate annuity (with an assumed retirement date of September 30, 2011), whereas the present value calculation for Messrs. Helmerich, Lindsay and Tardio, who are not retirement eligible, is based on a deferred annuity (with an assumed retirement age of 61). The aggregate change in the actuarial present value of the accumulated benefit of Hans Helmerich and John W. Lindsay decreased in fiscal 2009 in the amounts of $23,083 and $3,553, respectively.

(7)
"All other compensation" for fiscal 2011 includes the following:

•
Our matching contribution to our 401(k)/Thrift Plan on behalf of each named executive officer as follows: Hans Helmerich — $12,250; John W. Lindsay — $12,063; Steven R. Mackey — $12,333; and Juan Pablo Tardio — $15,956.

•
Our matching contribution to the nonqualified Supplemental Savings Plan for Employees of Helmerich & Payne, Inc. on behalf of each named executive officer as follows: Hans Helmerich — $97,734; John W. Lindsay — $21,413; Steven R. Mackey — $34,927; and Juan Pablo Tardio — $27,503. For fiscal 2010, the amount reported for the matching contribution to the nonqualified Supplemental Savings Plan on behalf of Mr. Lindsay was inadvertently overstated by $14,138. Therefore, the All Other Compensation and Total amounts reported above for Mr. Lindsay for fiscal 2010 have been restated to reflect the smaller match and corresponding lower compensation amounts in those two columns.

•
For Hans Helmerich, the amount reported includes $85,962 for personal use of our aircraft. The value shown for personal use of our aircraft is the incremental cost to us of such use, which is calculated based on the variable operating costs to us per nautical mile of operation, which include fuel costs, repairs, meals, professional services, travel expenses and licenses and fees. Fixed costs that do not change based on usage, such as the cost of aircraft, pilot salaries, insurance, rent, and other costs, were not included. The amount reported includes deadhead flights and is reduced by any reimbursements to us. The amount reported is attributable primarily to flights by Mr. Helmerich in connection with attending board meetings of publicly held companies.

•
Our contributions toward business travel premiums, medical premiums, executive medical expenses, tax gross-up payments with respect to medical plan premiums for periods before December 31, 2009 only, club memberships, and event tickets. The values of these personal benefits are based on the incremental aggregate cost to us and are not individually quantified because none of them individually exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for each named executive officer.

 Grants of Plan-Based Awards in Fiscal 2011

        As described on pages 19 and 20 of the CD&A, we provide incentive award opportunities to executives, designed to reward both short-term and long-term business performance, and create a close alignment between incentive compensation and stockholders' interests. The following table provides information on non-equity incentive plan awards and restricted stock and stock options granted in fiscal 2011 to each of our named executive officers. Although the grant date fair value is shown in the table for these stock and option awards, there can be no assurance that these values will actually be realized during the terms of these grants.

								All Other Stock Awards: Number of Shares of Stock or Units (#) (2)
									All Other Option Awards: Number of Securities Underlying Options (#) (3)		Grant Date Fair Value of Stock and Option Awards ($) (5)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh) (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Hans Helmerich		296,000	592,000	962,000
	12/7/2010								40,000	47.935	888,000
	12/7/2010							20,000			958,700
John W. Lindsay		121,250	242,500	485,000
	12/7/2010								21,000	47.935	466,200
	12/7/2010							12,000			575,220
Steven R. Mackey		95,000	190,000	380,000
	12/7/2010								13,000	47.935	288,600
	12/7/2010							7,000			335,545
Juan Pablo Tardio		82,500	165,000	330,000
	12/7/2010								10,000	47.935	222,000
	12/7/2010							6,000			287,610

(1)
These columns show the threshold, target, and maximum potential value of the payout for each named executive officer under our Annual Bonus Plan for Executive Officers if certain of our financial performance objectives are achieved for the October 1, 2010, to September 30, 2011, performance period. The amounts are based on salaries in effect as of January 1, 2011, for each named executive officer which is the basis for determining the actual payments to be made subsequent to year-end. The potential payouts are performance-driven and, therefore, are at risk. The possible payouts reflected in the table may be increased or decreased by an adjustment factor of up to 100% based on the Human Resources Committee's assessment of corporate performance. The financial measures, bonus opportunities, and adjustment factors for determining payout are described in the CD&A on pages 18 and 19.

(2)
This column shows the number of shares of restricted stock granted in fiscal 2011 to the named executive officers. The stock vests ratably in four equal annual installments, beginning on December 7, 2011, one year after the grant date. Dividends are paid on the restricted stock at the same rate applicable to other holders of our common stock.

(3)
This column shows the number of stock options granted in fiscal 2011 to the named executive officers. The options vest and become exercisable ratably in four equal annual installments, beginning on December 7, 2011, one year after the grant date.

(4)
This column shows the exercise price for the stock options granted, which was the average of the high and low prices of our stock on December 7, 2010. The closing price of our stock on December 7, 2010, was $47.37.

(5)
The fair value shown for stock awards and option awards are accounted for in accordance with FASB ASC Topic 718. This column shows the full grant date fair value of the restricted stock and stock options under FASB ASC Topic 718 granted to the named executive officers in fiscal 2011. The full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For restricted stock, fair value is calculated based on the average of the high and low sales prices on December 7, 2010. For stock options, fair value was calculated using the Black-Scholes value on the grant date of $22.20. In applying the Black-Scholes model, we have made certain valuation assumptions. For additional information on the valuation assumptions, refer to note 6, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended September 30, 2011, included in the 2011 Annual Report on Form 10-K filed with the SEC on November 23, 2011. The actual value, if any, the named executive officer will realize on option awards will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised. The values reflect the accounting expense and may not reflect the actual value realized by the named executive officer.

 Outstanding Equity Awards at Fiscal 2011 Year-End

        The following table provides information on the current holdings of stock option awards and restricted stock awards by the named executive officers at September 30, 2011. This table includes exercisable and unexercisable option awards and unvested restricted stock awards, and such awards are reflected in each row below on an award-by-award basis. The vesting schedule for each grant that has not fully vested is shown following this table. For additional information about the option awards and stock awards, see the description of such awards in the CD&A on pages 19 and 20.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Hans Helmerich	12/5/2001	86,250			11.3318	12/5/2011
	12/4/2002	180,000			13.87	12/4/2012
	12/3/2003	180,000			12.08	12/3/2013
	12/1/2004	180,000			16.01	12/1/2014
	12/5/2005	90,000			30.2375	12/5/2015
	12/5/2006	120,000			26.895	12/5/2016
	12/4/2007	82,500	27,500(1)		35.105	12/4/2017
	12/2/2008	60,000	60,000(1)		21.065	12/2/2018
	12/1/2009	20,000	60,000(1)		38.015	12/1/2019	13,333(2)	541,320
	12/7/2010		40,000(1)		47.935	12/7/2020	20,000(3)	812,000
John W. Lindsay	12/4/2002	7,000			13.87	12/4/2012
	12/3/2003	24,000			12.08	12/3/2013
	12/1/2004	44,000			16.01	12/1/2014
	12/5/2005	35,000			30.2375	12/5/2015
	12/5/2006	57,000			26.895	12/5/2016	15,000(4)	592,950
	12/4/2007	37,500	12,500(1)		35.105	12/4/2017
	12/2/2008	32,500	32,500(1)		21.065	12/2/2018
	12/1/2009	11,250	33,750(1)		38.015	12/1/2019	13,333(2)	541,320
	12/7/2010		21,000(1)		47.935	12/7/2020	12,000(3)	487,200
Steven R. Mackey	12/1/2004	17,000			16.01	12/1/2014
	12/5/2006	30,000			26.895	12/5/2016
	12/4/2007		8,750(1)		35.105	12/4/2017
	12/2/2008	20,000	20,000(1)		21.065	12/2/2018
	12/1/2009		22,500(1)		38.015	12/1/2019	10,000(2)	406,000
	12/7/2010		13,000(1)		47.935	12/7/2020	7,000(3)	284,200
Juan Pablo Tardio	12/4/2007		1,500(1)		35.105	12/4/2017
	12/2/2008		3,500(1)		21.065	12/2/2018
	12/1/2009		6,750(1)		38.015	12/1/2019	6,667(2)	270,680
	12/7/2010		10,000(1)		47.935	12/7/2020	6,000(3)	243,600

(1)
The remaining, unexercisable options vest as follows:

Grant Date	Vesting Schedule
12/4/2007	100% on 12/4/2011
12/2/2008	ratably on each of the following dates: 12/2/2011 and 12/2/2012
12/1/2009	ratably on each of the following dates: 12/1/2011, 12/1/2012 and 12/1/2013
12/7/2010	ratably on each of the following dates: 12/7/2011, 12/7/2012, 12/7/2013 and 12/7/2014.
(2)
The unvested shares of restricted stock vest ratably on 12/1/2011 and 12/1/2012.

(3)
The unvested shares of restricted stock vest ratably on 12/7/2011, 12/7/2012, 12/7/2013 and 12/7/2014.

(4)
The unvested shares of restricted stock vest ratably on 12/5/2011 and 12/5/2012.

(5)
The aggregate market value is based on the closing market price of the Company's stock of $40.60 at September 30, 2011.

 Option Exercises and Stock Vested in Fiscal 2011

        The following table provides additional information about stock option exercises and shares acquired upon the vesting of stock awards, including the value realized, during the fiscal year ended September 30, 2011, by the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Hans Helmerich	266,520	10,951,026	10,001	472,081
John W. Lindsay	27,000	1,033,719	16,667	791,316
Steven R. Mackey	86,250	2,346,981	8,334	393,965
Juan Pablo Tardio	14,750	250,032	4,000	188,127

(1)
The value realized on vesting is calculated using the closing market price of the Company's stock on the relevant vesting dates.

 PENSION BENEFITS FOR FISCAL 2011

        The Pension Benefits table below sets forth the fiscal 2011 year-end present value of accumulated benefits payable to each of our named executive officers under our Pension Plan and the Supplemental Pension Plan. Effective October 1, 2003, we revised both the Pension Plan and the Supplemental Pension Plan to close the plans to new participants and reduced benefit accruals for current participants through September 30, 2006, at which time benefit accruals were discontinued and the plans frozen.

        The pension benefit under our Pension Plan for time periods prior to October 1, 2003, is calculated pursuant to the following formula:

Compensation × 1.5% = Annual Pension Benefit.

        The pension benefit for the period commencing October 1, 2003, through September 30, 2006, is calculated as follows:

Compensation × 0.75% = Annual Pension Benefit.

        Pension benefits are determined based on compensation received throughout a participant's career. "Compensation" includes salary, bonus, vacation pay, sick pay, Section 401(k) elective deferrals, and Section 125 "cafeteria plan" deferrals. The Pension Plan benefit formulas are the same for all employees. Therefore, retirement benefits for executives are calculated in the same manner as for other employees.

        A normal retirement benefit is available under our Pension Plan if the employee retires at age 65 with at least 5 years of credited service or is otherwise fully vested. The "normal retirement date" is the first day of the month coincident with or next following the later of (i) normal retirement age (age 65) and (ii) the fifth anniversary of the employee's participation in the Plan.

        An employee can take early retirement once he has reached age 55 and has completed at least 10 years of credited service. The amount of the early retirement benefit payment is reduced if the employee retires prior to age 62 and immediately begins receiving payments. The reduction in the annual benefit amount is 6% for each year (1/2 of 1% for each month) the employee's early retirement benefit payments start prior to age 62. The Pension Plan provides unreduced benefits for early retirement after the employee reachs age 62 and has at least 10 years of credited service. The benefit after age 62 is calculated the same as a benefit at age 65.

        A vested benefit is available if the employee terminates employment before early or normal retirement and has 5 or more years of credited service. However, the employee may elect to start receiving a benefit as early as age 55 if he had 10 years of credited service. In this situation, the monthly amount will be less than what the employee would receive had he waited until age 65 since the benefit will be actuarially reduced to cover a longer period of time for payment. The actuarial reduction of the early deferred vested pension is greater than the reduction for early retirement immediately following termination of employment. However, if the employee qualified for the more favorable reduction factors at the time he leaves the Company, the benefit is based on those factors.

        The employee may choose among alternative forms of retirement income payment after he becomes eligible to retire on his normal retirement date or early retirement date, as the case may be. Optional forms of payment include a single life annuity (which is an unreduced monthly pension for the rest of the employee's life), a Joint & Survivor Annuity (which is a reduced monthly pension during the employee's lifetime with payments, depending on the employee's election, of 50%, 75%, or 100% of the monthly pension continuing to the employee's spouse for the rest of the spouse's life), a guaranteed certain benefit option (which is a reduced monthly pension with payments guaranteed for 10 years and if the employee dies before the end of this period, his beneficiary will receive the payments through the end of this period) or a lump-sum (a one-time only lump sum payment, based on the present value of the monthly benefits that would have been expected to be paid for the retiree's lifetime — no survivor benefits are payable under this option).

        The Supplemental Pension Plan benefit payable to the employee is the difference between the monthly amount of our Pension Plan benefit to which the employee would have been entitled if such benefit were computed without giving effect to the limitations on benefits imposed by application of Sections 415 and 401(a)(17) of the Internal Revenue Code, and the monthly amount actually payable to the employee under our Pension Plan at the applicable point in time. The benefit amount is computed as of the employee's date of termination with the Company in the form of a straight life annuity payable over the employee's lifetime (calculated in the same manner as the Pension Plan) assuming payment was to commence at the employee's normal retirement date. The employee will be paid in the form of a lump sum payment or an annual installment payable over a period of two to 10 years as designated by the employee. The employee's form of payment election under the Pension Plan will not affect the payment form under the Supplemental Pension Plan. Payment under the Supplemental Pension Plan will commence within 30 days of the later of the first business day of the seventh month following the employee's separation from service or the age (between age 55 and 65) specified on the employee's election form. However, in the event of death, payment will be paid within 30 days of the date of death.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Hans Helmerich	Pension Plan	31	361,924	—
	Supplemental Pension Plan	31	464,098	—
John W. Lindsay	Pension Plan	25	143,314	—
	Supplemental Pension Plan	25	23,178	—
Steven R. Mackey	Pension Plan	26	545,631	—
	Supplemental Pension Plan	26	189,499	—
Juan Pablo Tardio	Pension Plan	11	17,158	—
	Supplemental Pension Plan	11	—	—

(1)
The actuarial present value calculation for fiscal 2011 for Mr. Mackey, who is retirement eligible, is based on an immediate annuity (with an assumed retirement date of September 30, 2011), whereas the present value calculation for Messrs. Helmerich, Lindsay and Tardio, who are not retirement eligible, is based on a deferred annuity (with an assumed retirement age of 61). Effective beginning in 2008, the lump sum basis changed under the Pension Protection Act of 2006 ("PPA"). The lump sum factor is based on the PPA 2008 Applicable Mortality Table and the following tier rates: Segment 1 — 1.85%; Segment 2 — 4.62%; and Segment 3 — 6.02%. The lump-sum assumptions are consistent with those used at September 30, 2011. The Company's pension and the assumptions are more fully described in the Company's 2011 Annual Report on Form 10-K filed with the SEC on November 23, 2011.

Mr. Mackey is currently eligible to receive a reduced early retirement benefit upon termination of employment. He would have the option of deferring his benefit to a later date in order to reduce the early retirement reduction or to receive an unreduced benefit at age 62.

Messrs. Helmerich, Lindsay and Tardio would be eligible to receive a benefit anytime after attaining age 55 upon their termination of employment. Depending on their age at termination, they would be eligible to receive either a reduced early retirement benefit or an actuarially reduced early deferred vested benefit on or after age 55.

 NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2011

        Pursuant to our Supplemental Savings Plan, a participant can contribute between 1% and 40% of a participant's combined base salary and bonus to the Plan on a before-tax basis. If the participant has not received the full Company match of the first 5% of pay in the Savings Plan, then the balance of the match will be contributed to the Supplemental Savings Plan. With the exception of one stable value fund, the investment fund selections are identical in both the qualified Savings Plan and the Supplemental Savings Plan. Unless previously distributed according to the terms of a scheduled in-service withdrawal, a participant's account will become payable at the time and in the form selected by the participant upon the earlier to occur of a participant's separation from service, a participant's disability, a change-in-control or the participant's death. A participant may select payment in the form of a single lump sum payment or annual installment payments payable over a period of two to 10 years.

        The following Nonqualified Deferred Compensation table summarizes the named executive officers' compensation for fiscal 2011 under our Supplemental Savings Plan.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
Hans Helmerich	83,024	97,734	(20,275)	—	253,455
John W. Lindsay	21,413	21,413	12,085	—	497,694
Steven R. Mackey	99,898	34,927	(775)	—	222,637
Juan Pablo Tardio	57,300	27,503	(4,345)	—	107,613

(1)
The amounts reflected as Registrant Contributions above are included in the Summary Compensation Table under "All Other Compensation." Executive Contributions reflected above are made monthly during the fiscal year and are based on the employee's elected deferral percentage rate. These contributions are based on salary and bonus. Executive Contributions are reported as salary and bonus in the Summary Compensation Table.

(2)
These amounts do not include any above-market earnings.

(3)
The fiscal year-end balance reported for the Supplemental Savings Plan includes the following amounts that were previously reported in the above Summary Compensation Table as compensation for 2009 and 2010: Hans Helmerich — $253,455; John W. Lindsay — $66,582; Steven R. Mackey — $197,030; Juan Pablo Tardio — $26,508.

 POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL

        The following table shows potential pre-tax payments to our named executive officers under existing agreements in the event of a change-in-control, assuming a September 30, 2011 termination date and using the closing price ($40.60) of our common stock as of such date. Any payments due under the agreements are to be paid in a lump sum within 30 days after an executive's employment termination date.

Name	Salary and Bonus ($) (1)	Bonus ($) (2)	Vacation Pay ($) (3)	Continued Benefits ($) (4)	Outplacement Services ($) (5)	Stock Options ($) (6)	Restricted Stock ($) (7)	Non-qualified Plans ($) (8)	Total ($)
Hans Helmerich	3,054,327	935,000	13,874	225,319	5,000	1,478,313	1,353,320	676,789	7,741,942
John W. Lindsay	1,420,000	450,000	20,518	140,074	5,000	790,819	1,637,519	484,797	4,948,727
Steven R. Mackey	1,114,615	340,000	16,807	123,407	5,000	496,944	690,200	390,615	3,177,588
Juan Pablo Tardio	923,000	263,000	13,326	108,575	5,000	94,064	514,280	83,252	2,004,497

(1)
For Mr. Helmerich, this amount represents a lump sum payment equal to two and one-half (2 1/2) times the sum of (a) base salary in effect at the time of termination and (b) an annual bonus, derived by taking the average of the annual bonus paid during the preceding two years (since no bonus was paid in 2009, the full amount of the bonus for fiscal 2010 was used). The computation for the other named executive officers is the same except that the multiplier in the preceding formula is two (2) times.

(2)
This amount represents an annual bonus for the fiscal year-end which coincides with the termination date of September 30, 2011. This annual bonus amount is calculated in the manner contemplated in footnote 1 above.

(3)
This column reflects accrued vacation pay not yet paid by us as of September 30, 2011.

(4)
This amount represents the value of 24 months of benefit continuation following the termination of employment. Benefits included are: 18 months of Company and executive medical COBRA, and private medical, dental and vision insurance for 6 months following COBRA; basic and supplemental life insurance; long-term disability insurance; Savings Plan match; and Supplemental Savings Plan match by us.

(5)
This amount represents payment for outplacement counseling services if utilized by the named executive officer.

(6)
This column represents the potential value of unvested stock options that would vest. The value in the column is derived by multiplying the number of shares underlying the options that vested by the difference between $40.60, the market price of our common stock at September 30, 2011, and the exercise price of each option that vested.

(7)
This column represents the value of unvested restricted stock awards that would vest. The value on September 30, 2011, is shown at $40.60 per share, the closing price of our common stock on that date.

(8)
This column reflects the value of, and payout under, the Supplemental Savings Plan and Supplemental Pension Plan.

 DIRECTOR COMPENSATION IN FISCAL 2011

        Each non-employee Director receives a quarterly retainer. The quarterly retainer was increased from $12,500 to $17,500 beginning in calendar year 2012. The Audit Committee chair receives a quarterly retainer of $3,750 and, beginning in the calendar year 2012, the Human Resources Committee and Nominating and Corporate Governance Committee chairs each began receiving a quarterly retainer of $2,500 (which amount was previously $1,250 per quarter). In addition, each member of the Audit Committee receives a quarterly retainer of $1,250. Except as noted above, these retainer amounts became effective January 1, 2007. In addition to quarterly retainers, each non-employee Director received in fiscal 2011 an option to purchase shares of our common stock pursuant to the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan which had a value of $50,000 on the date of grant. All non-employee Directors are reimbursed for expenses incurred in connection with the attending of Board or Committee meetings. Mr. W. H. Helmerich, III received no compensation from us for serving as our Chairman of the Board. Similarly, employee Directors do not receive compensation for serving on the Board.

        The Directors may participate in our Director Deferred Compensation Plan ("Plan"). Each Director participating in the Plan may defer into a separate account maintained by us, all or a portion of such Director's cash compensation paid by us for services as a Director. A Director may select between two deemed investment alternatives, being an interest investment alternative and a stock unit investment alternative. The interest investment alternative provides for the payment of interest on deferred amounts in the Director's account at a rate equal to prime plus one percent. Under the stock unit investment alternative, we credit the Director's account with a number of stock units determined by dividing the Director's deferred compensation amount by the fair market value of a share of our common stock on the compensation deferral date. The Director's account is also credited with any dividends that would have been paid by us had the Director held actual shares of our common stock. The account balance attributable to the stock unit investment alternative may increase or decrease depending upon fluctuations in the value of our common stock and the distribution of dividends. The stock units credited to a Director's account are used solely as a device for the determination of the amount of cash payment to be distributed to the Director under the Plan. No Director is entitled to a distribution of actual shares of our common stock or to any other stockholder rights with respect to the stock units credited under the Plan. Except for emergency withdrawals and a change-in-control event (as defined in the Plan), the deferred cash amounts in a Director's account are not paid until he or she ceases to be a Director. The Plan does not create a trust and the participating Directors would be general unsecured creditors of the Company. Since employee Directors do not receive compensation for serving on the Board, only non-employee Directors are able to participate in the Plan. The Plan is interpreted and administered by the Human Resources Committee of the Board.

 Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (3)	Total ($)
William L. Armstrong	73,750	—	42,224	—	—	—	115,974
Randy A. Foutch	70,000	—	42,224	—	—	—	112,224
W. H. Helmerich, III	—	—	—	—	—	218,715	218,715
Paula Marshall	65,000	—	42,224	—	—	—	107,224
Hon. Francis Rooney	70,000	—	42,224	—	—	—	112,224
Edward B. Rust, Jr.	85,000	—	42,224	—	—	—	127,224
John D. Zeglis	73,750	—	42,224	—	—	—	115,974

(1)
Cash retainers and committee chair fees are paid quarterly in March, June, September, and December.

(2)
The amounts included in this column represent the aggregate grant date fair value of option awards determined pursuant to FASB ASC Topic 718. Because the amounts reflect our accounting expense, the amounts do not correspond to the actual value that will be recognized by our directors. For additional information, including valuation assumptions with respect to the grants, refer to note 6, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended September 30, 2011, included in the 2011 Annual Report on Form 10-K filed with the SEC on November 23, 2011.

The following table provides information on the outstanding equity awards at fiscal year-end for non-employee Directors. This table includes unexercised option awards reflected in each row below on an award-by-award basis. All options vested on the date of grant and expire ten years following the grant date. For additional information about the option awards, see the description of such awards in the CD&A on page 20.

 Outstanding Equity Awards at Fiscal 2011 Year-End

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
William L. Armstrong	6/5/2002	7,358	—	13.3752	6/5/2012
	12/3/2003	2,800	—	12.08	12/3/2013
	9/1/2004	1,316	—	13.055	9/1/2014
	12/1/2004	4,208	—	16.01	12/1/2014
	12/5/2005	2,290	—	30.2375	12/5/2015
	12/5/2006	4,405	—	26.895	12/5/2016
	12/4/2007	3,823	—	35.105	12/4/2017
	12/2/2008	4,122	—	21.065	12/2/2018
	12/1/2009	2,349	—	38.015	12/1/2019
	12/7/2010	1,902	—	47.935	12/7/2020
Randy A. Foutch	3/7/2007	2,061	—	27.445	3/7/2017
	12/4/2007	3,823	—	35.105	12/4/2017
	12/2/2008	4,122	—	21.065	12/2/2018
	12/1/2009	2,349	—	38.015	12/1/2019
	12/7/2010	1,902	—	47.935	12/7/2020
W. H. Helmerich, III(a)	—	—	—	—	—
Paula Marshall	12/3/2003	2,800	—	12.08	12/3/2013
	9/1/2004	1,316	—	13.055	9/1/2014
	12/1/2004	4,208	—	16.01	12/1/2014
	12/5/2005	2,290	—	30.2375	12/5/2015
	12/5/2006	4,405	—	26.895	12/5/2016
	12/4/2007	3,823	—	35.105	12/4/2017
	12/2/2008	4,122	—	21.065	12/2/2018
	12/1/2009	2,349	—	38.015	12/1/2019
	12/7/2010	1,902	—	47.935	12/7/2020
Hon. Francis Rooney	6/5/2002	7,358	—	13.3752	6/5/2012
	12/3/2003	2,800	—	12.08	12/3/2013
	9/1/2004	1,316	—	13.055	9/1/2014
	12/1/2004	4,208	—	16.01	12/1/2014
	12/2/2008	4,122	—	21.065	12/2/2018
	12/1/2009	2,349	—	38.015	12/1/2019
	12/7/2010	1,902	—	47.935	12/7/2020
Edward B. Rust, Jr.	6/5/2002	7,358	—	13.3752	6/5/2012
	12/3/2003	2,800	—	12.08	12/3/2013
	9/1/2004	1,316	—	13.055	9/1/2014
	12/1/2004	4,208	—	16.01	12/1/2014
	12/5/2005	2,290	—	30.2375	12/5/2015
	12/5/2006	4,405	—	26.895	12/5/2016
	12/4/2007	3,823	—	35.105	12/4/2017
	12/2/2008	4,122	—	21.065	12/2/2018
	12/1/2009	2,349	—	38.015	12/1/2019
	12/7/2010	1,902	—	47.935	12/7/2020

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
John D. Zeglis	6/5/2002	7,358	—	13.3752	6/5/2012
	12/3/2003	2,800	—	12.08	12/3/2013
	9/1/2004	1,316	—	13.055	9/1/2014
	12/1/2004	4,208	—	16.01	12/1/2014
	12/5/2005	2,290	—	30.2375	12/5/2015
	12/5/2006	4,405	—	26.895	12/5/2016
	12/4/2007	3,823	—	35.105	12/4/2017
	12/2/2008	4,122	—	21.065	12/2/2018
	12/1/2009	2,349	—	38.015	12/1/2019
	12/7/2010	1,902	—	47.935	12/7/2020
  (a)
  Mr. W. H. Helmerich, III received no equity compensation from us for having served as our Chairman of the Board.
(3)
"All Other Compensation" for fiscal 2011 includes the following amounts:

•
Mr. W. H. Helmerich, III, Chairman of the Board during fiscal 2011, received $170,300, plus reimbursement of reasonable business, travel, and other expenses in consideration of his performance of advisory and consulting services to the Company (exclusive of services rendered by Mr. Helmerich as Chairman of the Board). Mr. Helmerich's consulting agreement terminated on November 30, 2011. In addition, the amount reported includes $47,265 for personal use of our aircraft. The value shown for personal use of our aircraft is the incremental cost to us of such use, which is calculated based on the variable operating costs to us per nautical mile of operation, which include fuel costs, repairs, meals, professional services, travel expenses, and licenses and fees. Fixed costs that do not change based on usage, such as the cost of aircraft, pilot salaries, insurance, rent, and other costs, were not included. The amount reported includes deadhead flights. "All Other Compensation" also includes our contributions toward certain event tickets.

Summary of All Existing Equity Compensation Plans

        The following chart sets forth information concerning our equity compensation plans as of September 30, 2011.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	4,589,378	$25.8396	6,000,000	(3)
Equity compensation plans not approved by security holders (2)	—	—	—
Total	4,589,378	$25.8396	6,000,000

(1)
Includes the 2000 Stock Incentive Plan, the 2005 Long-Term Incentive Plan, and the 2010 Long-Term Incentive Plan of the Company.

(2)
We do not maintain any equity compensation plans that have not been approved by the stockholders.

(3)
Of the 6,000,000 shares available for issuance under our 2010 Long-Term Incentive Plan, up to 3,000,000 shares may be awarded as restricted stock or stock appreciation rights as contemplated under the plan. As of September 30, 2011, no equity awards had been granted under the 2010 Long-Term Incentive Plan.

 PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee has appointed the firm of Ernst & Young LLP as the independent registered public accounting firm ("independent auditors") to audit our financial statements for fiscal year 2012. A proposal will be presented at the Annual Meeting asking the stockholders to ratify this appointment. The firm of Ernst & Young LLP has served us in this capacity for many years. Representatives of Ernst & Young LLP will be present at the annual meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions. In the event the stockholders do not ratify the appointment of Ernst & Young LLP as the independent auditors to audit our financial statements for fiscal year 2012, the Audit Committee will consider the voting results and evaluate whether to select a different independent auditor.

        Although ratification is not required by Delaware law, our articles or our by-laws, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee may select different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL 2012.

Audit Fees

        The following table sets forth the aggregate fees and costs paid to Ernst & Young LLP during the last two fiscal years for professional services rendered to us:

	Years Ended September 30,
	2011	2010
Audit Fees (1)	$1,360,285	$1,285,951
Audit-Related Fees (2)	80,325	123,263
Tax Fees (3)	304,756	309,972
All Other Fees (4)	—	25,000

Total	$1,745,367	$1,744,187

(1)
Includes fees for services related to the annual audit of the consolidated financial statements for the years ended September 30, 2011 and 2010 and the reviews of the financial statements included in our Form 10-Q reports, required domestic and international statutory audits and attestation reports, and the auditor's report for internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Includes fees for the audits of our Employee Retirement Plan, 401(k)/Thrift Plan, Employee Benefit Program, and Maintenance Costs of Common Area Facilities for a wholly-owned subsidiary. Fees associated with consideration of International Financial Reporting Standards (IFRS) are included in fiscal 2010.

(3)
Includes fees for services rendered for tax compliance, tax advice, and tax planning, including expatriate tax services and transfer pricing studies.

(4)
Includes fees for a data loss prevention assessment in fiscal 2010.

        The Audit Committee reviews and pre-approves audit and non-audit services performed by our independent registered public accounting firm as well as the fee charged for such services. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of service, and is subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee may delegate pre-approval authority for such services to one or more of its members, whose decisions are then presented to the full Audit Committee at its next scheduled meeting. For fiscal 2010 and 2011, all of the audit and non-audit services provided by our independent registered public accounting firm were pre-approved by the Audit Committee in accordance with the Audit Committee Charter. In its review of all non-audit service fees, the Audit Committee considers among other things, the possible effect of such services on the auditor's independence.

Audit Committee Report

        In conjunction with its activities during the fiscal year ended September 30, 2011, the Audit Committee has reviewed and discussed our audited financial statements with our management. The members of the Audit Committee have also discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received from our independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence. Based on the foregoing review and discussions, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for our fiscal year ended September 30, 2011.

Submitted By The Audit Committee

Edward B. Rust, Jr., Chairman	Randy A. Foutch	Hon. Francis Rooney

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Company is requesting stockholder approval, on an advisory basis, of the compensation of the Company's named executives officers as disclosed in this proxy statement. The Human Resources Committee of the Board has overseen the development of a compensation program that is described more fully in the Executive Compensation Discussion and Analysis section of this proxy statement, including the related compensation tables and narrative. Our compensation program is designed to attract and retain qualified executives who are critical to the successful implementation of our strategic business plan. Further, we believe that our compensation program promotes a performance-based culture and aligns the interests of executives with those of stockholders by linking a substantial portion of compensation to the Company's performance. It balances short-term and longer-term compensation opportunities to ensure that the Company meets short-term objectives while continuing to produce value for our stockholders over the long-term.

        During fiscal 2011, the Company, under our CEO's leadership, achieved the highest level of revenue and activity in the Company's history, while maintaining significantly higher premiums in daily rig revenue and margin than our U.S. land drilling competitors. We experienced record breaking net income for fiscal 2008, 2009 and 2011, which ranked respectively as the first, fourth and third best in our history. The Company's total stockholder return for the period 2007 through 2011 ranked in the 87th percentile relative to its peers within the Company's Compensation Peer Group. The Company believes that its compensation program is appropriate and has served to accomplish the goals mentioned above. In deciding how to vote on this proposal, the Board urges you to consider the Executive Compensation Discussion and Analysis beginning on page 15 of this proxy statement.

        For the reasons discussed, the Board recommends a vote in favor of the following resolution:

        "Resolved, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed pursuant to the SEC's compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in the proxy statement)."

        As an advisory vote, this proposal is not binding on the Company. However, the Human Resources Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

        OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL 4 — APPROVAL OF AMENDMENTS TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

        On December 6, 2011, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, approved two amendments to our Amended and Restated Certificate of Incorporation. The first amendment, which is the subject of Proposal 4A, would declassify the Board and provide for the annual election of Directors, subject to obtaining the requisite approval from our stockholders at the 2012 Annual Meeting of Stockholders. The second amendment, which is the subject of Proposal 4B, would confirm that from and after the 2015 Annual Meeting, when the declassification of the Board will be complete, Directors may be removed by the stockholders with or without cause. The Board is seeking stockholder approval of these amendments. Proposal 4B is conditioned upon the approval of Proposal 4A.

PROPOSAL 4A — APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO IMPLEMENT A STAGGERED DECLASSIFICATION OF THE BOARD OF DIRECTORS OVER A THREE-YEAR PERIOD BEGINNING WITH THE COMPANY'S 2013 ANNUAL MEETING OF STOCKHOLDERS

        Our Amended and Restated Certificate of Incorporation currently provides that the Board is divided into three classes, each of which serves for staggered three-year terms. At the March 2, 2011 Annual Meeting of Stockholders, the stockholders of the Company approved a stockholder proposal requesting that the Board take the steps necessary to declassify the Board and provide for the annual election of Directors, without affecting the unexpired terms of previously-elected Directors. The Board had recommended against the proposal at the time because it believed that the classified board structure provides the Board with stability, continuity and experience, enhances the Board's independence from special-interest groups who might have interests contrary to the long-term interests of the Company and its stockholders, and reduces the Company's vulnerability to unfriendly or unsolicited takeover tactics that may not be in the best interests of the Company's stockholders.

        While these are important benefits, the Board recognizes the growing sentiment among stockholders in favor of a declassified board, as evidenced by the approval of the proposal presented at the Company's 2011 Annual Meeting. After considering the benefits of a declassified board structure, and taking into account the level of support for the proposal presented at the 2011 Annual Meeting, the Board determined that it is in the best interests of the Company to amend the Company's Amended and Restated Certificate of Incorporation to eliminate the classified board structure and to provide for the annual election of Directors, beginning with the 2013 Annual Meeting.

        If this proposal is approved by the stockholders, then:

  •
  all current Directors will continue to serve for the remainder of their existing terms;

  •
  at the 2013 Annual Meeting, Directors of the First Class will be elected for terms of one year;

  •
  at the 2014 Annual Meeting, Directors of the Second Class will be elected for terms of one year;

  •
  beginning with the 2015 Annual Meeting, the Board will cease to be classified and all Directors will be elected annually for terms of one year;

  •
  the Amended and Restated Certificate of Incorporation of the Company will be amended promptly to effect these changes, which will become effective upon filing of a Certificate of Amendment with the Secretary of State of the State of Delaware; and

  •
  Article III, Section 1 and Article III, Section 3 of the Amended and Restated By-Laws of the Company will be amended in order to maintain consistency between the By-Laws and the Certificate of Incorporation, as amended. The Board has provisionally adopted these conforming amendments, subject to stockholder approval of the proposal at the 2012 Annual Meeting and the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware. The amendments to the By-Laws do not require stockholder approval.

        The text of Article NINTH substantially as it is proposed to be amended by Proposals 4A and 4B is attached to this proxy statement as Appendix A, reflecting changes from the current Article Ninth with additions indicated by underlining and deletions of text indicated by strike-outs. This Proposal 4A relates to the proposed changes shown in paragraphs (b) and (c) of Article NINTH.

        The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock is required to approve this proposal.

        If Proposal 4A is not approved, the Company's Amended and Restated Certificate of Incorporation will not be amended as described above, and the Board of Directors will continue to be divided into three classes, with each class serving staggered three-year terms.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO DECLASSIFY THE COMPANY'S BOARD OF DIRECTORS.

PROPOSAL 4B — APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT DIRECTORS MAY BE REMOVED WITH OR WITHOUT CAUSE FROM AND AFTER THE 2015 ANNUAL MEETING

        In addition to the amendment described above, a second proposed amendment to the Amended and Restated Certificate of Incorporation provides that, from and after the 2015 Annual Meeting, the stockholders may remove any Director or the entire Board of Directors with or without cause. Under Delaware law, stockholders may remove directors of corporations with classified boards only for cause, while directors of corporations without classified boards may be removed with or without cause. Accordingly, the Board believes that it is appropriate to amend the Amended and Restated Certificate of Incorporation to confirm that from and after the 2015 Annual Meeting, when the Board ceases to be classified, stockholders may remove a Director with or without cause. Prior to that time, removal of any Director or the entire Board will continue to require cause.

        The text of Article NINTH substantially as it is proposed to be amended is attached to this proxy statement as Appendix A, reflecting changes from the current Article Ninth with additions indicated by underlining and deletions of text indicated by strike-outs. This Proposal 4B relates to the proposed addition of paragraph (d) of Article NINTH.

        The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock is required to approve this proposal. Further, the proposal is conditioned upon the approval of Proposal 4A by a majority of the outstanding shares of the Company's common stock.

        If Proposal 4B is not approved, or if Proposal 4A is not approved, the Company's Amended and Restated Certificate of Incorporation will not be amended as described above.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO PROVIDE THAT DIRECTORS MAY BE REMOVED WITH OR WITHOUT CAUSE FROM AND AFTER THE 2015 ANNUAL MEETING.

Voting and Tabulation of Votes

        Each outstanding share of our common stock will be entitled to one vote on each matter considered at the meeting. With regard to Proposal 1, election of Directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. The proxies executed and returned on the enclosed form (or delivered via telephone or over the Internet) can be voted only for the named nominees. If any one of the nominees is not a candidate at the Annual Meeting, an event which management does not anticipate, the proxies (whether given on the enclosed form, by telephone, or over the Internet) will be voted for a substitute nominee. With regard to Proposal 2, ratification of independent auditors, Proposal 3, advisory vote on executive compensation, and Proposals 4A and 4B, approval of amendments to the Company's Amended and Restated Certificate of Incorporation, a stockholder may vote FOR or AGAINST the matter or abstain from voting on the matter.

        If a stockholder of record does not specify on the enclosed and returned proxy card (or when giving the stockholder's proxy by telephone or over the Internet) how to vote the stockholder's shares, such shares will be voted FOR the nominees listed above as "Nominees for Directors of the Third Class", and FOR Proposals 2, 3, 4A and 4B. If a stockholder is a beneficial owner of shares held in street name and the stockholder does not provide the organization that holds the shares with specific voting instructions, under applicable New York Stock Exchange rules, the organization that holds the shares may generally vote on routine matters, but cannot vote on non-routine matters. If the organization that holds the shares does not receive voting instructions from the stockholder on how to vote the shares on a non-routine matter, the organization will not have authority to vote the stockholder's shares with respect to that matter. This is generally referred to as a "broker non-vote". Only Proposal 2 is a routine matter. Therefore, there may be broker non-votes with respect to Proposals 1, 3, 4A and 4B.

        The holders of a majority of our outstanding stock entitled to vote at the Annual Meeting must be present in person or by proxy for the transaction of business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the meeting. The election of Directors will require the affirmative vote of a plurality of the shares of common stock voting in person or by proxy at the Annual Meeting. Votes withheld and broker non-votes will not affect the outcome of the election of Directors. With regard to Proposals 2 and 3, the affirmative vote of a majority of shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote thereat is required for approval. A share that is a broker non-vote is not considered a share entitled to vote on the particular matter. Therefore, even though broker non-votes are counted in determining a quorum, broker non-votes are excluded from the denominator in determining whether affirmative votes represented a majority of those present and entitled to vote at the Annual Meeting. Abstentions will have the effect of a negative vote. Finally, with regard to Proposals 4A and 4B, the affirmative vote of a majority of the outstanding shares of our common stock is required for approval. In addition, Proposal 4B is conditioned upon the approval of Proposal 4A by the affirmative vote of a majority of the outstanding shares of our common stock. Abstentions and broker non-votes will have the effect of a negative vote on Proposals 4A and 4B.

        Broadridge Financial Solutions, Inc. will tabulate all votes which are received prior to the date of the Annual Meeting. We have appointed two employee inspectors to receive Broadridge's tabulation, to tabulate all other votes, and to certify the voting results.

Stockholder Proposals

        Our annual meeting for 2013 will be held Wednesday, March 6, 2013. Any stockholder wishing to submit a proposal to the vote of the stockholders at such 2013 annual meeting must submit such proposal or proposals in writing to us at our headquarters in Tulsa, Oklahoma, Attention: Corporate Secretary, on or before September 28, 2012, in order for such proposal or proposals to be considered for inclusion in our proxy statement and accompanying proxy. For any other proposal that a stockholder wishes to have considered at our 2013 annual meeting, the Corporate Secretary must receive written notice of such proposal during the period beginning November 7, 2012, and ending December 7, 2012. Proposals which are not received in such time period will be considered untimely and the persons serving as proxies will have discretion on whether to vote on such matters at the meeting. In addition, proposals must also comply with our By-laws and the rules and regulations of the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

        For the fiscal year ended September 30, 2011, all reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis with the SEC, except as follows: Gordon Helm, Vice President and Controller, filed one late report involving one transaction. In making this disclosure, we have relied solely upon the written representations of our Directors and executive officers, and copies of the reports they have filed with the SEC.

Executive Officers

        The names, ages, and other information for our executive officers is incorporated by reference to Item 4 of Part I of our Annual Report on Form 10-K for fiscal 2011 filed with the SEC on November 23, 2011.

Important Notice Regarding the Availability of Proxy Materials For the Stockholder Meeting to be Held on March 7, 2012

Stockholders may view this proxy statement, our form of proxy, and our 2011 Annual Report to Stockholders over the Internet by accessing our website at http://www.hpinc.com and clicking on "SEC Filings" under the "Investors" tab. Information on our website does not constitute a part of this proxy statement.

Other Matters

        As of this date, management knows of no business which will come before the meeting other than that set forth in the notice of said meeting. If any other matter properly comes before the meeting, the persons named as proxies will vote on it in accordance with their best judgment.

By Order of the Board of Directors

STEVEN R. MACKEY Secretary
Dated: , 2012

 Appendix A

Amendments to Amended and Restated
Certificate of Incorporation
of
Helmerich & Payne, Inc.

The following text sets forth the proposed amendments to Article NINTH of the Amended and Restated Certificate of Incorporation. Proposal 4A, if approved by the stockholders, would effect the changes shown in paragraphs (b) and (c) below. Proposal 4B, if approved by the stockholders, would add the new paragraph (d) shown below. Proposal 4B is conditioned upon the approval of Proposal 4A.

        NINTH.

        (a) The number of Directors which constitute the whole Board of Directors of the Corporation shall be such as from time to time shall be fixed by or in the manner provided in the By-Laws, but in no case shall the number be less than three. Vacancies in the Board of Directors, whether created by increase in the number of Directors or otherwise, shall be filled in the manner provided in the By-Laws.

        (b) Until the 2015 Annual Meeting of Stockholders, the ~~The~~ Directors shall be divided into three classes~~. At the Annual Meeting of Stockholders in 1970, one class of Directors, composed of three Directors to be known as the "first class", shall be elected for a one-year term; one class composed of two directors to be known as the "second class" shall be elected for a two-year term; and one class, composed of two directors, to be known as the "third class", shall be elected for a three-year term. At each succeeding~~, as nearly equal in number as possible, which shall be designated the "first class," the "second class" and the "third class," each class to hold office until its successors are elected and qualified. At each Annual Meeting of Stockholders prior to the 2013 Annual Meeting of Stockholders, successors to the class of Directors~~,~~ whose term expires in that year~~,~~ will be elected for a three-year term. Vacancies in any class that occur prior to the expiration of the then current term of such class, if filled by the Board of Directors, shall be filled for the remainder of the full term of such class. If the number of Directors is hereafter changed, any increase or decrease in Directors shall be apportioned among the classes so as to establish or maintain equality in number among the classes and any additional Director elected to any class shall hold office for a term which shall coincide with the term of such class. Where the number of Directors constituting the whole board is such that it is impossible to establish or maintain complete equality in number among the classes, the increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible and so that the third class does not have more members than either the first or second class, and the second class does not have more members than the first class.

        (c) Beginning with the 2013 Annual Meeting of Stockholders, successors to the class or classes of Directors whose term expires in that year will be elected for a term expiring at the next Annual Meeting of Stockholders. Beginning with the 2015 Annual Meeting of Stockholders, the classification of the Board of Directors shall cease, and the Board of Directors shall be elected at each Annual Meeting of Stockholders for a term expiring at the next Annual Meeting of Stockholders.

        (d) Subject to the rights of holders of any series of Preferred Stock, if any, to elect additional Directors under specified circumstances, (i) prior to the 2015 Annual Meeting of Stockholders, the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors may remove any Director, but only for cause and (ii) from and after the 2015 Annual Meeting of Stockholders, the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors may remove any Director, with or without cause.

A-1

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000120831_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Donald F. Robillard, Jr 02 Hon. Francis Rooney 03 Edward B. Rust, Jr HELMERICH & PAYNE, INC. 1437 S. BOULDER AVENUE, SUITE 1400TULSA, OK 74119-3623 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. ** If you vote by Internet or telephone, you do not need to mail back the attached proxy card. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3, 4A, and 4B. For Against Abstain 2. Ratification of Ernst & Young LLP as auditors for 2012. 3. Advisory vote on executive compensation. 4A. Amendment to the Company's Amended and Restated Certificate of Incorporation to implement a staggered declasification of the Board of Directors over a three-year period. 4B. Amendment to the Company's Amended and Restated Certificate of Incorporation to confirm that from and after the 2015 Annual Meeting, Directors may be removed by the stockholders with or without cause. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000120831_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . HELMERICH & PAYNE, INC. Annual Meeting of Stockholders This proxy is solicited by and on behalf of the Board of Directors The undersigned hereby appoints as his/her proxies, with powers of substitution and revocation, Hans Helmerich and Steven R. Mackey, and each of them (the "Proxies"), to vote all shares of Helmerich & Payne, Inc., which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Helmerich & Payne, Inc., to be held at Boulder Towers, Granite Room, 1st Floor, 1437 South Boulder Avenue, Tulsa, Oklahoma, on Wednesday, March 7, 2012, at 12:00 noon, Tulsa time, and all adjournments thereof. THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE THE ELECTION OF THE FULL SLATE OF DIRECTORS AND FOR PROPOSALS 2, 3, 4A AND 4B. IF ANY OTHER MATTER SHOULD PROPERLY BE BROUGHT BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side

QuickLinks

1437 South Boulder Avenue Tulsa, Oklahoma 74119
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
1437 South Boulder Avenue Tulsa, Oklahoma 74119
PROXY STATEMENT
PROPOSAL 1 — ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION DISCUSSION & ANALYSIS
Summary Compensation Table
Grants of Plan-Based Awards in Fiscal 2011
Outstanding Equity Awards at Fiscal 2011 Year-End
Option Exercises and Stock Vested in Fiscal 2011
PENSION BENEFITS FOR FISCAL 2011
NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2011
POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL
DIRECTOR COMPENSATION IN FISCAL 2011
Director Compensation Table
Outstanding Equity Awards at Fiscal 2011 Year-End
Equity Compensation Plan Information
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Submitted By The Audit Committee
PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 4 — APPROVAL OF AMENDMENTS TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
PROPOSAL 4A — APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO IMPLEMENT A STAGGERED DECLASSIFICATION OF THE BOARD OF DIRECTORS OVER A THREE-YEAR PERIOD BEGINNING WITH THE COMPANY'S 2013 ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 4B — APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT DIRECTORS MAY BE REMOVED WITH OR WITHOUT CAUSE FROM AND AFTER THE 2015 ANNUAL MEETING
  Appendix A
Amendments to Amended and Restated Certificate of Incorporation of Helmerich & Payne, Inc.